================================================================================


                                                                    EXHIBIT 10.9

                                  $48,000,000

                                LEASE AGREEMENT
                                (Improvements)




                                    BETWEEN



                            BNP LEASING CORPORATION

                                   ("BNPLC")



                                      AND



                            EXTREME NETWORKS, INC.

                                  ("Extreme")




                                 June 1, 2000

                           (Santa Clara, California)



================================================================================

[Improvements]

                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.   Term.....................................................................................................    2
     (a)  Scheduled Term......................................................................................    2
          --------------
     (b)  Election by Extreme to Terminate After Accelerating the Designated Sale Date........................    2
          ----------------------------------------------------------------------------
     (c)  Extension of the Term...............................................................................    3
          ---------------------

2.   Use and Condition of the Property........................................................................    3
     (a)  Use.................................................................................................    3
          ---
     (b)  Condition of the Property...........................................................................    4
          -------------------------
     (c)  Consideration for and Scope of Waiver...............................................................    4
          -------------------------------------

3.   Rent.....................................................................................................    4
     (a)  Base Rent Generally.................................................................................    4
          -------------------
     (b)  Impact of Collateral Upon Formulas..................................................................    5
          ----------------------------------
     (c)  Calculation of and Due Dates for Base Rent..........................................................    5
          ------------------------------------------
          (i)    Determination of Payment Due Dates, Generally................................................    5
                 ---------------------------------------------
          (ii)   Special Adjustments to Base Rent Payment Dates and Periods...................................    6
                 ----------------------------------------------------------
          (iii)  Base Rent Formula for Periods During Which The Collateral Percentage is 100%.................    6
                 ----------------------------------------------------------------------------
          (iv)   Base Rent Formula for Periods During Which The Collateral Percentage is Less Than 100%.......    7
                 --------------------------------------------------------------------------------------
     (d)  Additional Rent.....................................................................................    8
          ---------------
     (e)  Arrangement Fee.....................................................................................    8
          ---------------
     (f)  Administrative Agency Fees..........................................................................    8
          --------------------------
     (g)  No Demand or Setoff.................................................................................    8
          -------------------
     (h)  Default Interest and Order of Application...........................................................    8
          -----------------------------------------

4.   Nature of this Agreement.................................................................................    8
     (a)  "Net" Lease Generally...............................................................................    8
          ---------------------
     (b)  No Termination......................................................................................    8
          --------------
     (c)  Tax Reporting.......................................................................................    9
          -------------
     (d)  Characterization of this Improvements Lease.........................................................   10
          -------------------------------------------

5.   Payment of Executory Costs and Losses Related to the Property............................................   10
     (a)  Impositions.........................................................................................   10
          -----------
     (b)  Increased Costs; Capital Adequacy Charges...........................................................   11
          -----------------------------------------
     (c)  Extreme's Payment of Other Losses; General Indemnification..........................................   12
          ----------------------------------------------------------
     (d)  Exceptions and Qualifications to Indemnities........................................................   13
          --------------------------------------------

6.   Initial Renovations......................................................................................   14
     (a)  Funds Advanced to Extreme From the Initial Funding Advance..........................................   14
          ----------------------------------------------------------
     (b)  Quality and Timing of the Initial Renovations.......................................................   14
          ---------------------------------------------
     (c)  Control of Work.....................................................................................   14
          ---------------
     (d)  Adequacy of Drawings, Specifications and Budgets....................................................   14
          ------------------------------------------------

[Improvements]

     (e)  Existing Condition of the Land and Improvements..................................................... 15
          -----------------------------------------------
     (f)  Clean Up............................................................................................ 15
          --------
     (g)  No Damage for Delays................................................................................ 15
          --------------------
     (h)  No Fee For Construction Management.................................................................. 15
          ----------------------------------

7.   Status of Property Acquired With Funds Provided by BNPLC................................................. 15

8.   Environmental............................................................................................ 16
     (a)  Environmental Covenants by Extreme.................................................................. 16
          ----------------------------------
     (b)  Right of BNPLC to do Remedial Work Not Performed by Extreme......................................... 16
          -----------------------------------------------------------
     (c)  Environmental Inspections and Reviews............................................................... 17
          -------------------------------------
     (d)  Communications Regarding Environmental Matters...................................................... 17
          ----------------------------------------------

9.   Insurance Required and Condemnation...................................................................... 18
     (a)  Liability Insurance................................................................................. 18
          -------------------
     (b)  Property Insurance.................................................................................. 18
          ------------------
     (c)  Failure to Obtain Insurance......................................................................... 19
          ---------------------------
     (d)  Condemnation........................................................................................ 19
          ------------

10.  Application of Insurance and Condemnation Proceeds....................................................... 19
     (a)  Collection and Application of Insurance and Condemnation Proceeds Generally......................... 19
          ---------------------------------------------------------------------------
     (b)  Advances of Escrowed Proceeds to Extreme............................................................ 20
          ----------------------------------------
     (c)  Application of Escrowed Proceeds as a Qualified Prepayment.......................................... 20
          ----------------------------------------------------------
     (d)  Special Provisions Applicable After Completion of Initial Renovations............................... 20
          ---------------------------------------------------------------------
     (e)  Special Provisions Applicable After an Event of Default............................................. 20
          -------------------------------------------------------
     (f)  Extreme's Obligation to Restore..................................................................... 21
          -------------------------------
     (g)  Takings of All or Substantially All of the Property................................................. 21
          ---------------------------------------------------

11.  Additional Representations, Warranties and Covenants of Extreme Concerning the Property.................. 21
     (a)  Compliance with Covenants and Laws.................................................................. 21
          ----------------------------------
     (b)  Operation of the Property........................................................................... 21
          -------------------------
     (c)  Debts for Construction, Maintenance, Operation or Development....................................... 22
          -------------------------------------------------------------
     (d)  Repair, Maintenance, Alterations and Additions...................................................... 23
          ----------------------------------------------
     (e)  Permitted Encumbrances and Development Documents.................................................... 23
          ------------------------------------------------
     (f)  Books and Records Concerning the Property........................................................... 23
          -----------------------------------------

12.  Financial Covenants, Reporting Covenants and Other Covenants Incorporated
     by Reference to Schedule 1............................................................................... 24
                     ----------

13.  Assignment and Subletting by Extreme..................................................................... 24
     (a)  BNPLC's Consent Required............................................................................ 24
          ------------------------
     (b)  Standard for BNPLC's Consent to Assignments and Certain Other Matters............................... 24
          ---------------------------------------------------------------------
     (c)  Consent Not a Waiver................................................................................ 24
          --------------------

14.  Assignment by BNPLC...................................................................................... 24
     (a)  Restrictions on Transfers........................................................................... 24
          -------------------------
     (b)  Effect of Permitted Transfer or other Assignment by BNPLC........................................... 25
          ---------------------------------------------------------

15.  BNPLC's Right of Access.................................................................................. 25

[Improvements]

16.  Events of Default.......................................................................................  26

17.  Remedies................................................................................................  28
     (a)  Basic Remedies.....................................................................................  28
          --------------
     (b)  Notice Required So Long As the Purchase Option and Extreme's Initial Remarketing
          --------------------------------------------------------------------------------
          Rights and Obligations Continue Under the Purchase Agreement.......................................  29
          ------------------------------------------------------------
     (c)  Enforceability.....................................................................................  30
          --------------
     (d)  Remedies Cumulative................................................................................  30
          -------------------

18.  Default by BNPLC........................................................................................  30

19.  Quiet Enjoyment.........................................................................................  30

20.  Surrender Upon Termination..............................................................................  31

21.  Holding Over by Extreme.................................................................................  31

22.  Independent Obligations Evidenced by the Other Operative Documents......................................  31

[Improvements]

                            Exhibits and Schedules

Exhibit A..........................                            Legal Description
---------

Exhibit B..........................                       Insurance Requirements
---------

Exhibit C..........................                   LIBOR Period Election Form
---------

Schedule 1.........................   Financial Covenants and Other Requirements
----------

[Improvements]

                                     (IV)

                                LEASE AGREEMENT

                                (IMPROVEMENTS)

         This LEASE AGREEMENT (IMPROVEMENTS) (this "Improvements Lease") is made and dated as of June 1, 2000 (the "Effective Date") by and between BNP LEASING CORPORATION, a Delaware corporation ("BNPLC"), and EXTREME NETWORKS, INC., a Delaware corporation ("Extreme").

                                   RECITALS

         Contemporaneously with the execution of this Improvements Lease, BNPLC and Extreme are executing a Common Definitions and Provisions Agreement (Improvements) dated as of the Effective Date (the "Common Definitions and Provisions Agreement (Improvements)"), which by this reference is incorporated into and made a part of this Improvements Lease for all purposes. As used in this Improvements Lease, capitalized terms defined in the Common Definitions and Provisions Agreement (Improvements) and not otherwise defined in this Improvements Lease are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement (Improvements).

         Pursuant to the Acquisition Contract, which covers the Land described in Exhibit A, BNPLC is acquiring the Land and any appurtenances thereto and all existing Improvements thereon from Seller contemporaneously with the execution of this Improvements Lease.

         In anticipation of BNPLC's acquisition of the Land and the existing Improvements thereon under the Acquisition Contract, BNPLC and Extreme have reached agreement as to the terms and conditions upon which BNPLC is willing to lease the existing Improvements and the Improvements to be constructed on the Land as hereinafter provided, and by this Improvements Lease BNPLC and Extreme desire to evidence such agreement.

                               GRANTING CLAUSES

         BNPLC does hereby LEASE, DEMISE and LET unto Extreme for the term hereinafter set forth all right, title and interest of BNPLC, now owned or hereafter acquired, in and to:

               (1)  any and all Improvements; and

               (2) all easements and other rights appurtenant to the Improvements, whether now owned or hereafter acquired by BNPLC.

BNPLC's interest in all property described in clauses (1) and (2) above are hereinafter referred to collectively as the "Real Property". The Real Property does not include the Land itself, it being understood that the Other Lease Agreement constitutes a separate lease of the Land and the appurtenances thereto, and only the Land and the appurtenances thereto, from BNPLC to Extreme.

         To the extent, but only to the extent, that assignable rights or interests in, to or under the following have been or will be acquired by BNPLC under the Acquisition Contract or acquired by BNPLC pursuant to Paragraph 7 below, BNPLC also hereby grants and assigns to Extreme for the term of this Improvements Lease the right to use and enjoy (and, in the case of contract rights, to enforce) such rights or interests of BNPLC:

[Improvements]

               (a) any goods, equipment, furnishings, furniture and other tangible personal property of whatever nature that are located on the Land and all renewals or replacements of or substitutions for any of the foregoing;

               (b) the benefits, if any, conferred upon the owner of the Real Property by the Permitted Encumbrances (including the right to receive rents under and to otherwise enforce the Premises Leases) and Development Documents; and

               (c) any permits, licenses, franchises, certificates, and other rights and privileges against third parties related to the Real Property.

Such rights and interests of BNPLC, whether now existing or hereafter arising, are hereinafter collectively called the "Personal Property". The Real Property and the Personal Property are hereinafter sometimes collectively called the "Property."

          However, the leasehold estate conveyed hereby and Extreme's rights hereunder are expressly made subject and subordinate to the terms and conditions of this Improvements Lease, the Premises Leases and all other Permitted Encumbrances, and to any other claims or encumbrances not constituting Liens Removable by BNPLC.

                         GENERAL TERMS AND CONDITIONS

         The Property is leased by BNPLC to Extreme and is accepted and is to be used and possessed by Extreme upon and subject to the following terms and conditions:

         1     TERM.

               (a)  Scheduled Term. The term of this Improvements Lease (the
                    --------------
"Term") shall commence on and include the Effective Date, and end on the first Business Day of July, 2005, unless sooner terminated as expressly herein provided.

               (b)  Election by Extreme to Terminate After Accelerating the
                    -------------------------------------------------------
Designated Sale Date. Extreme shall be entitled to accelerate the Designated
--------------------
Sale Date (and thus accelerate the purchase of BNPLC's interest in the Property by Extreme or by an Applicable Purchaser pursuant to the Purchase Agreement) by sending a notice to BNPLC as provided in clause (2) of the definition of "Designated Sale Date" in the Common Definitions and Provisions Agreement (Improvements). In the event, because of Extreme's election to so accelerate the Designated Sale Date or for any other reason, the Designated Sale Date occurs before the end of the scheduled Term, Extreme may terminate this Improvements Lease on or after the Designated Sale Date; provided, however, as a condition to any such termination by Extreme, Extreme must have done the following prior to the termination:

               (i) purchased or caused an Applicable Purchaser to purchase the Property pursuant to the Purchase Agreement and satisfied all of Extreme's other obligations under the Purchase Agreement;

               (ii) paid to BNPLC all Base Rent and all other Rent due on or before or accrued through the Designated Sale Date; and

               (iii) paid any Breakage Costs caused by BNPLC's sale of the Property pursuant to the Purchase Agreement.

[Improvements]

          (c)  Extension of the Term. The Term may be extended at the option of
               ---------------------
Extreme for two successive periods of five years each; provided, however, that prior to any such extension the following conditions must have been satisfied:
(A) at least one hundred eighty days prior to the commencement of any such extension, BNPLC and Extreme must have agreed in writing upon, and received the consent and approval of BNPLC's Parent and all other Participants to (1) a corresponding extension not only to the date for the expiration of the Term specified above in this Section, but also to the date specified in clause (1) of the definition of Designated Sale Date in the Common Definitions and Provisions Agreement (Improvements), and (2) an adjustment to the Rent that Extreme will be required to pay for the extension, it being expected that the Rent for the extension may be different than the Rent required for the original Term, and it being understood that the Rent for any extension must in all events be satisfactory to both BNPLC and Extreme, each in its sole and absolute discretion; (B) no Event of Default shall have occurred and be continuing at the time of Extreme's exercise of its option to extend; (C) prior to any such extension, Extreme must have completed any Initial Renovations which it has elected to undertake as described in Paragraph 6; and (D) immediately prior to any such extension, this Improvements Lease must remain in effect. With respect to the condition that BNPLC and Extreme must have agreed upon the Rent required for any extension of the Term, neither Extreme nor BNPLC is willing to submit itself to a risk of liability or loss of rights hereunder for being judged unreasonable. Accordingly, both Extreme and BNPLC hereby disclaim any obligation express or implied to be reasonable in negotiating the Rent for any such extension. Subject to the changes to the Rent payable during any extension of the Term as provided in this Paragraph, if Extreme exercises its option to extend the Term as provided in this Paragraph, this Improvements Lease shall continue in full force and effect, and the leasehold estate hereby granted to Extreme shall continue without interruption and without any loss of priority over other interests in or claims against the Property that may be created or arise after the date hereof and before the extension.

     2    USE AND CONDITION OF THE PROPERTY.

          (a)    Use. Subject to the Permitted Encumbrances, the Development
                 ---
Documents and the terms hereof, Extreme may use and occupy the Property during the Term, but only for the following purposes and other lawful purposes incidental thereto:

          (i)    the making of Initial Renovations as described in Paragraph 6;

          (ii)   administrative and office space;

          (iii) research and development, production, assembly, distribution and warehousing, in each case of products that are of substantially the same type and character as those regularly sold by Extreme in the ordinary course of its business as of the Effective Date;

          (iv) cafeteria, library and other support facilities that Extreme may provide to its employees; and

          (vi) other lawful purposes (including research and development or production of products that are not of substantially the same type and character as those regularly sold by Extreme in the ordinary course of its business as of the Effective Date) approved in advance and in writing by BNPLC, which approval will not be unreasonably withheld (but Extreme acknowledges that BNPLC's withholding of such approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, or (2) giving the approval is likely to substantially increase BNPLC's administrative burden of complying with or monitoring Extreme's compliance with the requirements of this Improvements Lease or other Operative Documents).

[Improvements]

     Nothing in this subparagraph will prevent a tenant under a Premises Lease, executed prior to the Effective Date, from using the space covered thereby for purposes expressly authorized by the terms and conditions of such Premises Lease.

          (b)  Condition of the Property. Extreme acknowledges that it has
               -------------------------
carefully and fully inspected the Property and accepts the Property in its present state, AS IS, and without any representation or warranty, express or implied, as to the condition of such property or as to the use which may be made thereof. Extreme also accepts the Property without any covenant, representation or warranty, express or implied, by BNPLC or its Affiliates regarding the title thereto or the rights of any parties in possession of any part thereof, except as expressly set forth in Paragraph 19. BNPLC shall not be responsible for any latent or other defect or change of condition in the Land or in Improvements, fixtures and personal property forming a part of the Property or for any violations with respect thereto of Applicable Laws. Further, BNPLC shall not be required to furnish to Extreme any facilities or services of any kind, including water, steam, heat, gas, air conditioning, electricity, light or power.

          (c)  Consideration for and Scope of Waiver. The provisions of
               -------------------------------------
subparagraph 2.(b) above have been negotiated by BNPLC and Extreme after due consideration for the Rent payable hereunder and are intended to be a complete exclusion and negation of any representations or warranties of BNPLC or its Affiliates, express or implied, with respect to the Property that may arise pursuant to any law now or hereafter in effect or otherwise, except as expressly set forth herein.

     However, such exclusion of representations and warranties by BNPLC is not intended to impair any representations or warranties made by other parties, the benefit of which may pass to Extreme during the Term because of the definition of Personal Property and Property above.

     3    RENT.

          (a)  Base Rent Generally. On each Base Rent Date through the end of
               -------------------
the Term, Extreme shall pay BNPLC rent ("Base Rent"), calculated as provided below. Each payment of Base Rent must be received by BNPLC no later than 10:00 a.m. (Pacific time) on the date it becomes due; if received after 10:00 a.m. (Pacific time) it will be considered for purposes of this Improvements Lease as received on the next following Business Day. At least five days prior to each Base Rent Date, BNPLC shall notify Extreme in writing of the amount of each installment of Base Rent that will be required on that date, calculated as provided below. Any failure by BNPLC to so notify Extreme, however, shall not constitute a waiver of BNPLC's right to payment, but absent such notice Extreme shall not be in default hereunder for any underpayment resulting therefrom if Extreme, in good faith, reasonably estimates the payment required, makes a timely payment of the amount so estimated and corrects any underpayment within three Business Days after being notified by BNPLC of the underpayment.

          (b)  Impact of Collateral Upon Formulas. To ease the administrative
               ----------------------------------
burden of this Improvements Lease and the Pledge Agreement, the formulas for calculating Base Rent set out below in subparagraph 3.(c) reflect a reduction in the Base Rent equal to the interest that would accrue on any Collateral provided in accordance with the requirements of the Pledge Agreement from time to time if the Accounts (as defined in the Pledge Agreement) bore interest at the Deposit Rate. BNPLC has agreed to such reduction to provide Extreme with the economic equivalent of interest on such Collateral, and in return Extreme has agreed to the provisions of the Pledge Agreement that excuse the actual payment of interest on the Accounts. By incorporating such reduction of Base Rent into the formulas below, and by providing for noninterest bearing Accounts in the Pledge Agreement, an unnecessary and cumbersome periodic exchange of equal payments will be avoided. It is not, however, the intent of BNPLC or Extreme to understate Base Rent or interest for financial reporting purposes. Accordingly, for purposes of any financial reports that this Improvements Lease requires of

[Improvements]

Extreme from time to time, Extreme may report Base Rent as if there had been no such reduction and as if the Collateral from time to time provided in accordance with the requirements of the Pledge Agreement had been maintained in Accounts bearing interest at the Deposit Rate.

          (c)      Calculation of and Due Dates for Base Rent. Payments of Base
                   ------------------------------------------
Rent shall be calculated and become due as follows:


          (i)      Determination of Payment Due Dates, Generally.
                   ---------------------------------------------

                   a0 For all Base Rent Periods subject to a LIBOR Period Election of one month or three months, Base Rent shall be due in one installment on the Base Rent Date upon which the Base Rent Period ends.

                   b0 For Base Rent Periods subject to a LIBOR Period Election of six months, Base Rent shall be payable in two installments, with the first installment becoming due on the Base Rent Date that occurs on the first Business Day of the third calendar month following the commencement of such Base Rent Period, and with the second installment becoming due on the Base Rent Date upon which the Base Rent Period ends.

                   c0 For Base Rent Periods subject to a LIBOR Period Election of nine months, Base Rent shall be payable in three installments, with the first installment becoming due on the Base Rent Date that occurs on the first Business Day of the third calendar month following the commencement of such Base Rent Period, with the second installment becoming due on the first Business Day of the sixth calendar month following the commencement of such Base Rent Period, and with the third installment becoming due on the Base Rent Date upon which the Base Rent Period ends.

                   d0 For Base Rent Periods subject to a LIBOR Period Election of twelve months, Base Rent shall be payable in four installments, with the first installment becoming due on the Base Rent Date that occurs on the first Business Day of the third calendar month following the commencement of such Base Rent Period, with the second installment becoming due on the first Business Day of the sixth calendar month following the commencement of such Base Rent Period, with the third installment becoming due on the first Business Day of the ninth calendar month following the commencement of such Base Rent Period, and with the fourth installment becoming due on the Base Rent Date upon which the Base Rent Period ends.

          (ii)     Special Adjustments to Base Rent Payment Dates and Periods.
                   ----------------------------------------------------------
Notwithstanding the foregoing:

                   a0 Any Base Rent Period that begins before, and does not otherwise end before, the first Business Day of the first calendar month following a Failed Collateral Test Date shall end upon but not include such first Business Day, and such first Business Day shall constitute a Base Rent Date, upon which Extreme must pay all accrued, unpaid Base Rent for the Base Rent Period just ended.

                   b0 In addition to Base Rent due on a the first Business Day of the first calendar month following a Failed Collateral Test Date, Extreme must pay the Breakage Costs, if any, resulting from any early ending of a Base Rent Period pursuant to the preceding clause 3.(c)(ii)a).

[Improvements]
                    c0 If Extreme or any Applicable Purchaser purchases BNPLC's interest in the Property pursuant to the Purchase Agreement, any accrued unpaid Base Rent and all outstanding Additional Rent shall be due on the date of purchase in addition to the purchase price and other sums due BNPLC under the Purchase Agreement.

          (iii)     Base Rent Formula for Periods During Which The Collateral
                    ---------------------------------------------------------
Percentage is 100%. Each installment of Base Rent payable for any Base Rent
------------------
Period during which the Collateral Percentage is one hundred percent (100%) shall equal:

          .         Stipulated Loss Value on the first day of such Base Rent
                    Period, times

          . the sum of (a) the Secured Spread and (b) the Effective Rate/Deposit Rate Difference for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, times

          . the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

          .         three hundred sixty.

          Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Base Rent Period is one hundred percent (100%); that prior to the first day of such Base Rent Period Qualified Prepayments have been received by BNPLC, leaving a Stipulated Loss Value of $15,000,000; that the sum of the Secured Spread and the Effective Rate/Deposit Rate Difference is forty-two and one-half basis points (42.5/100 of 1%); and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

                         $15,000,000 x .425% x 30/360 = $5312.50

          (iv) Base Rent Formula for Periods During Which The Collateral Percentage is Less Than 100%. Each installment of Base Rent payable for any Base Rent Period during which the Collateral Percentage is less than one hundred percent (100%) shall equal:

          .         Stipulated Loss Value on the first day of such Base Rent
                    Period, times

          .         the sum of:


                         (A) the product of:

                              (1) the Collateral Percentage for such Base Rent Period, times

                              (2) the sum of (a) the Secured Spread and (b) the Effective Rate/Deposit Rate Difference for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, plus



[Improvements]

                         (B) the product of:

                              (1) one minus the Collateral Percentage for such Base Rent Period, times

                              (2)  the sum of (a) the Effective Rate with
                                   respect to such Base Rent Period, plus (b) the Unsecured Spread for the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, times

          . the number of days in the period from and including the preceding Base Rent Date to but not including the Base Rent Date upon which the installment is due, divided by

          .    three hundred sixty.

          Assume, only for the purpose of illustration: that the Collateral Percentage for a hypothetical Base Rent Period is fifty-five percent (55%); that prior to the first day of such Base Rent Period Qualified Prepayments have been received by BNPLC, leaving a Stipulated Loss Value of $15,000,000; that the Effective Rate for the Base Rent Period is 6%; that the sum of the Secured Spread and the Effective Rate/Deposit Rate Difference is forty-two and one-half basis points (42.5/100 of 1%); that upon the commencement of such Base Rent Period the Unsecured Spread is two hundred twenty-five basis points (225/100 of 1%); and that such Base Rent Period contains exactly thirty days. Under such assumptions, the Base Rent for the hypothetical Base Rent Period will equal:

     $15,000,000 x {(55% x .425%) + ([1 - 55%] x [6% + 2.25%])} x 30/360 =
     $49,328.12

          (d)  Additional Rent. All amounts which Extreme is required to pay to
               ---------------
or on behalf of BNPLC pursuant to this Improvements Lease, together with every charge, premium, interest and cost set forth herein which may be added for nonpayment or late payment thereof, shall constitute rent (all such amounts, other than Base Rent, are herein called "Additional Rent", and together Base Rent and Additional Rent are herein sometimes called "Rent").

          (e)  Arrangement Fee. Upon execution and delivery of this Improvements
               ---------------
Lease by BNPLC, an Arrangement Fee (the "Arrangement Fee") will be paid to BNPLC from the Initial Funding Advance (and thus be included in Stipulated Loss Value) in the amount provided in the letter dated as of April 20, 2000 from BNPLC to Extreme.

          (f)  Administrative Agency Fees. Upon execution and delivery of this
               --------------------------
Improvements Lease by BNPLC, an administrative agency fee (an "Administrative Agency Fee") will be paid to BNPLC from the Initial Funding Advance (and thus be included in Stipulated Loss Value) in the amount provided in the letter dated as of April 20, 2000 from BNPLC to Extreme. Also, on each anniversary of the date hereof, Extreme shall pay to BNPLC an administrative agency fee (also, an "Administrative Agency Fee") in the amount set forth in the letter agreement dated as of April 20, 2000 from BNPLC to Extreme.

[Improvements]

          (g)  No Demand or Setoff. Except as expressly provided herein,
               -------------------
Extreme shall pay all Rent without notice or demand and without counterclaim, deduction, setoff or defense.

          (h)  Default Interest and Order of Application. All Rent shall bear
               -----------------------------------------
interest, if not paid when first due, at the Default Rate in effect from time to time from the date due until paid; provided, that nothing herein contained will be construed as permitting the charging or collection of interest at a rate exceeding the maximum rate permitted under Applicable Laws. BNPLC shall be entitled to apply any amounts paid by or on behalf of Extreme against any Rent then past due in the order the same became due or in such other order as BNPLC may elect.

     4    Nature of this Agreement.

          (a)  "Net" Lease Generally. Subject only to the exceptions listed in
               ---------------------
subparagraph 5.(d) below, it is the intention of BNPLC and Extreme that Base Rent, the Arrangement Fees, Administrative Agency Fees, Upfront Syndication Fees and other payments herein specified shall be absolutely net to BNPLC and that Extreme shall pay all costs, expenses and obligations of every kind relating to the Property or this Improvements Lease which may arise or become due, including: (i) any taxes payable by virtue of BNPLC's receipt of amounts paid to or on behalf of BNPLC in accordance with Paragraph 5; (ii) any amount for which BNPLC is or becomes liable with respect to the Permitted Encumbrances or the Development Documents; and (iii) any costs incurred by BNPLC (including Attorneys' Fees) because of BNPLC's acquisition or ownership of any interest in the Property or because of this Improvements Lease or the transactions contemplated herein.

          (b)  No Termination. Except as expressly provided in this Improvements
               --------------
Lease itself, this Improvements Lease shall not terminate, nor shall Extreme have any right to terminate this Improvements Lease, nor shall Extreme be entitled to any abatement of the Rent, nor shall the obligations of Extreme under this Improvements Lease be excused, for any reason whatsoever, including any of the following: (i) any damage to or the destruction of all or any part of the Property from whatever cause, (ii) the taking of the Property or any portion thereof by eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Extreme's use or development of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Extreme or of anyone claiming through or under Extreme, (v) any default on the part of BNPLC under this Improvements Lease or under any other agreement to which BNPLC and Extreme are parties, (vi) the inadequacy in any way whatsoever of the design, construction, assembly or installation of any improvements, fixtures or tangible personal property included in the Property (it being understood that BNPLC has not made, does not make and will not make any representation express or implied as to the adequacy thereof), (vii) any latent or other defect in the Property or any change in the condition thereof or the existence with respect to the Property of any violations of Applicable Laws, (viii) any breach by Seller of the Acquisition Contract or other agreements or promises or representations made in connection with the Acquisition Contract, (ix) any breach of a Premises Lease by any lessee thereunder, or (x) any other cause whether similar or dissimilar to the foregoing. It is the intention of the parties hereto that the obligations of Extreme hereunder shall be separate and independent of the covenants and agreements of BNPLC, that Base Rent and all other sums payable by Extreme hereunder shall continue to be payable in all events and that the obligations of Extreme hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or limited pursuant to an express provision of this Improvements Lease. Without limiting the foregoing, Extreme waives to the extent permitted by Applicable Laws, except as otherwise expressly provided herein, all rights to which Extreme may now or hereafter be entitled by law (including any such rights arising because of any implied "warranty of suitability" or other warranty under Applicable Laws) (i) to quit, terminate or surrender this Improvements Lease or the Property or any part thereof or (ii) to any abatement, suspension, deferment or reduction of the Rent.

[Improvements]

     However, nothing in this subparagraph 4.(b) shall be construed as a waiver by Extreme of any right Extreme may have at law or in equity to the following remedies, whether because of BNPLC's failure to remove a Lien Removable by BNPLC or because of any other default by BNPLC under this Improvements Lease that continues beyond the period for cure provided in Paragraph 18: (i) the recovery of monetary damages, (ii) injunctive relief in case of the violation, or attempted or threatened violation, by BNPLC of any of the express covenants, agreements, conditions or provisions of this Improvements Lease which are binding upon BNPLC (including the confidentiality provisions set forth in subparagraph 15.(c) below), or (iii) a decree compelling performance by BNPLC of any of the express covenants, agreements, conditions or provisions of this Improvements Lease which are binding upon BNPLC.

          (c)  Tax Reporting. BNPLC and Extreme shall report this Improvements
               -------------
Lease and the Purchase Agreement for federal income tax purposes as a conditional sale unless prohibited from doing so by the Internal Revenue Service. If the Internal Revenue Service shall challenge BNPLC's characterization of this Improvements Lease and the Purchase Agreement as a conditional sale for federal income tax reporting purposes, BNPLC shall notify Extreme in writing of such challenge and consider in good faith any reasonable suggestions by Extreme about an appropriate response. In any event, Extreme shall (subject only to the limitations set forth in this subparagraph) indemnify and hold harmless BNPLC from and against all liabilities, costs, additional taxes (other than Excluded Taxes) and other expenses that may arise or become due because of such challenge or because of any resulting recharacterization required by the Internal Revenue Service, including any additional taxes that may become due upon any sale under the Purchase Agreement to the extent (if any) that such additional taxes are not offset by tax savings resulting from additional depreciation deductions or other tax benefits to BNPLC of the recharacterization. If BNPLC receives a written notice of any challenge by the Internal Revenue Service that BNPLC believes will be covered by this Paragraph, then BNPLC shall promptly furnish a copy of such notice to Extreme. The failure to so provide a copy of the notice to Extreme shall not excuse Extreme from its obligations under this Paragraph; provided, that if none of the officers of Extreme and none of the employees of Extreme responsible for tax matters are aware of the challenge described in the notice and such failure by BNPLC renders unavailable defenses that Extreme might otherwise assert, or precludes actions that Extreme might otherwise take, to minimize its obligations hereunder, then Extreme shall be excused from its obligation to indemnify BNPLC against liabilities, costs, additional taxes and other expenses, if any, which would not have been incurred but for such failure. For example, if BNPLC fails to provide Extreme with a copy of a notice of a challenge by the Internal Revenue Service covered by the indemnities set out in this Improvements Lease and Extreme is not otherwise already aware of such challenge, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnities in excess of the penalties and interest that would have accrued if Extreme had been promptly provided with a copy of the notice, then Extreme will be excused from any obligation to BNPLC to pay the excess.

          (d)  Characterization of this Improvements Lease. For purposes of
               -------------------------------------------
determining the appropriate financial accounting for this Improvements Lease and for purposes of determining their respective rights and remedies under state law, BNPLC and Extreme believe and intend that (i) this Improvements Lease constitutes a true lease, not a mere financing arrangement, enforceable in accordance with its express terms, and the preceding subparagraph is not intended to affect the enforcement of any other provisions of this Improvements Lease or the Purchase Agreement, and (ii) the Purchase Agreement shall constitute a separate and independent contract, enforceable in accordance with the express terms and conditions set forth therein. In this regard, Extreme acknowledges that Extreme asked BNPLC to participate in the transactions evidenced by this Improvements Lease and the Purchase Agreement as a landlord and owner of the Property, not as a lender. Although other transactions might have been used to accomplish similar results, Extreme expects to receive certain material accounting and other advantages through the use of a lease transaction. Accordingly, and notwithstanding the reporting for income tax purposes described in the preceding subparagraph, Extreme cannot equitably deny that this Improvements Lease and the Purchase Agreement should be construed and enforced in accordance with their respective terms,

[Improvements]
rather than as a mortgage or other security device, in any action brought by BNPLC to enforce this Improvements Lease or the Purchase Agreement.

     5    Payment of Executory Costs and Losses Related to the Property.

          (a)  Impositions. Subject only to the exceptions listed in
               -----------
subparagraph 5.(d) below, Extreme shall pay or cause to be paid prior to delinquency all ad valorem taxes assessed against the Property and other Impositions. If requested by BNPLC from time to time, Extreme shall furnish BNPLC with receipts showing payment of all Impositions prior to the applicable delinquency date therefor.

     Notwithstanding the foregoing, Extreme may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted Imposition, and pending such contest Extreme shall not be deemed in default under any of the provisions of this Improvements Lease because of the Imposition if (1) Extreme diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (2) Extreme promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs, penalties and interest thereon, promptly after such judgment becomes final; provided, however, in any event each such contest shall be concluded and the contested Impositions must be paid by Extreme prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or its directors, officers or employees because of the nonpayment thereof or (ii) the date any writ or order is issued under which any property owned or leased by BNPLC (including the Property) may be seized or sold or any other action is taken against BNPLC or against any property owned or leased by BNPLC because of the nonpayment thereof, or (iii) any Designated Sale Date upon which, for any reason, Extreme or an Affiliate of Extreme or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by Extreme pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the
                            -----------------
case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

          (b)  Increased Costs; Capital Adequacy Charges. Subject only to the
               -----------------------------------------
exceptions listed in subparagraph 5.(d) below:

          (i) If after the Effective Date there shall be any increase in the cost to BNPLC's Parent or any other Participant agreeing to make or making, funding or maintaining advances to BNPLC in connection with the Property because of any Banking Rules Change, then Extreme shall from time to time, pay to BNPLC for the account of BNPLC's Parent or such other Participant, as the case may be, additional amounts sufficient to compensate BNPLC's Parent or the Participant for such increased cost. An increase in costs resulting from any imposition or increase of reserve requirements applicable to Collateral held from time to time by BNPLC's Parent or other Participants pursuant to the Pledge Agreement would be an increase covered by the preceding sentence. A certificate as to the amount of such increased cost, submitted to BNPLC and Extreme by BNPLC's Parent or the other Participant, shall be conclusive and binding upon Extreme, absent clear and demonstrable error.

          (ii) BNPLC's Parent or any other Participant may demand additional payments ("Capital Adequacy Charges") if BNPLC's Parent or the other Participant determines that any Banking Rules Change affects the amount of capital to be maintained by it and that the amount of such capital is increased by or based upon the existence of advances made or to be made to BNPLC to permit BNPLC to maintain BNPLC's investment in the Property. To the extent that BNPLC's Parent or another Participant demands Capital Adequacy Charges as compensation for the additional capital requirements reasonably allocable to such investment or advances, Extreme shall pay to BNPLC for the account of BNPLC's Parent or the other Participant, as the case may be, the amount so demanded. Without limiting the foregoing, BNPLC and

[Improvements]

     Extreme hereby acknowledge and agree that the provisions for calculating Base Rent set forth herein reflect the assumption that the Pledge Agreement will cause a zero percent (0%) risk weight to be assigned to a percentage (equal to the Collateral Percentage) of the collective investment of BNPLC and the Participants in the Property pursuant to 12 Code of Federal Regulations, part 225, as from time to time supplemented or amended, or pursuant to any other similar or successor statute or regulation applicable to BNPLC and the Participants. If and so long as such risk weight is increased above the assumed amount of zero percent (0%) because of a Banking Rules Change, Capital Adequacy Charges may be collected to yield the same rate of return to BNPLC, BNPLC's Parent and any other Participants (net of their costs of maintaining required capital) that they would have enjoyed from this Improvements Lease absent such increase.

          (iii) Notwithstanding the foregoing provisions of this subparagraph 5.(b), Extreme shall not be obligated pay any claim for compensation pursuant to this subparagraph 5.(b) arising or accruing more than six months prior to the date Extreme is notified that BNPLC or a Participant intends to make the claim; provided, however, that Extreme shall not be excused by this subparagraph from providing such compensation for any period during which notice on behalf of BNPLC or the Participant, as the case may be, could not be provided because of the retroactive application of the statute, regulation or other basis for the claim.

          (iv) Any amount required to be paid by Extreme under this subparagraph 5.(b) shall be due fifteen days after a notice requesting such payment is received by Extreme.

          (c)      Extreme's Payment of Other Losses; General Indemnification.
                   ----------------------------------------------------------
Subject only to the exceptions listed in subparagraph 5.(d) below:


          (i) All Losses (including Environmental Losses) asserted against or incurred or suffered by BNPLC or other Interested Parties at any time and from time to time by reason of, in connection with or arising out of
     (A) their ownership or alleged ownership of any interest in the Property or the Rents, (B) the use and operation of the Property, (C) the negotiation, administration or enforcement of the Operative Documents, (D) the making of Funding Advances, (E) any construction undertaken by Extreme or others on its behalf on or about the Property, (F) any Premises Lease, (G) the breach by Extreme of this Improvements Lease or any other document executed by Extreme in connection herewith, (H) any failure of the Property or Extreme itself to comply with Applicable Laws, (I) Permitted Encumbrances, (J) Hazardous Substance Activities, including those occurring prior to Effective Date, (K) any obligations under the Acquisition Contract that survive the closing under the Acquisition Contract, or (L) any bodily or personal injury or death or property damage occurring in or upon or in the vicinity of the Property through any cause whatsoever, shall be paid by Extreme, and Extreme shall indemnify and defend BNPLC and other Interested Parties from and against all such Losses.

          (ii) THE INDEMNITIES AND RELEASES PROVIDED HEREIN FOR THE BENEFIT OF BNPLC AND OTHER INTERESTED PARTIES, INCLUDING THE INDEMNITY SET FORTH IN
        -----           -          -
     THE PRECEDING SUBPARAGRAPH 5.(c)(i), SHALL APPLY EVEN IF AND WHEN THE SUBJECT MATTERS OF THE INDEMNITIES AND RELEASES ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OR STRICT LIABILITY OF BNPLC OR ANOTHER INTERESTED PARTY.
                                              -----            -          -
     FURTHER, SUCH INDEMNITIES AND RELEASES WILL APPLY EVEN IF INSURANCE OBTAINED BY EXTREME OR REQUIRED OF EXTREME BY THIS IMPROVEMENTS LEASE OR
                                                        -            -
     OTHER OPERATIVE DOCUMENTS IS NOT ADEQUATE TO COVER LOSSES AGAINST OR FOR
           -         -                                  -
     WHICH THE INDEMNITIES AND RELEASES ARE

[Improvements]

     PROVIDED. EXTREME'S LIABILITY, HOWEVER, FOR ANY FAILURE TO OBTAIN INSURANCE REQUIRED BY THIS IMPROVEMENTS LEASE OR OTHER OPERATIVE DOCUMENTS WILL NOT
                      -            -              -         -
     BE LIMITED TO LOSSES AGAINST WHICH INDEMNITIES ARE PROVIDED HEREIN, IT
                   -
     BEING UNDERSTOOD THAT SUCH INSURANCE IS INTENDED TO DO MORE THAN PROVIDE A SOURCE OF PAYMENT FOR LOSSES AGAINST WHICH BNPLC AND OTHER INTERESTED
                           -                    -----           -
     PARTIES ARE ENTITLED TO INDEMNIFICATION BY THIS IMPROVEMENTS LEASE.
     -                                               -            -

          (iii) Costs and expenses for which Extreme shall be responsible pursuant to this subparagraph 5.(c) will include appraisal fees, filing and recording fees, inspection fees, survey fees, taxes, brokerage fees and commissions, abstract fees, title policy fees, Uniform Commercial Code search fees, escrow fees and Attorneys' Fees incurred by BNPLC with respect to the Property, whether such costs and expenses are incurred at the time of execution of this Improvements Lease or at any time during the Term.

          (iv) Extreme's obligations under this subparagraph 5.(c) shall survive the termination or expiration of this Improvements Lease. Any amount to be paid by Extreme under this subparagraph 5.(c) shall be due fifteen days after a notice requesting such payment is received by Extreme.

          (v) If an Interested Party notifies Extreme of any claim or proceeding included in, or any investigation or allegation concerning, Losses for which Extreme is responsible pursuant to this subparagraph 5.(c), Extreme shall assume on behalf of the Interested Party and conduct with due diligence and in good faith the investigation and defense thereof and the response thereto with counsel selected by Extreme, but reasonably satisfactory to the Interested Party; provided, that the Interested Party shall have the right to be represented by advisory counsel of its own selection and at its own expense; and provided further, that if any such claim, proceeding, investigation or allegation involves both Extreme and the Interested Party and the Interested Party shall have reasonably concluded that there are legal defenses available to it which are inconsistent with or in addition to those available to Extreme, then the Interested Party shall have the right to select separate counsel to participate in the investigation and defense of and response to such claim, proceeding, investigation or allegation on its own behalf, and Extreme shall pay or reimburse the Interested Party for all Attorney's Fees incurred by the Interested Party because of the selection of such separate counsel. If Extreme fails to assume promptly (and in any event within fifteen days after being notified of the applicable claim, proceeding, investigation or allegation) the defense of the Interested Party, then the Interested Party may contest (or settle, with the prior consent of Extreme, which consent will not be unreasonably withheld) the claim, proceeding, investigation or allegation at Extreme's expense using counsel selected by the Interested Party. Moreover, if any such failure by Extreme continues for forty-five days or more after Extreme is notified of any such claim, proceeding, investigation or allegation, the Interested Party may elect not to contest or continue contesting the same and instead, in accordance with the written advice of counsel, settle (or pay in full) all claims related thereto without Extreme's consent and without releasing Extreme from any obligations to the Interested Party under this subparagraph 5.(c).

          (d)       Exceptions and Qualifications to Indemnities.
                    --------------------------------------------

          (i) BNPLC acknowledges and agrees that nothing in subparagraph 4.(a) or the preceding subparagraphs of this Paragraph 5 shall be construed to require Extreme to pay or reimburse (w) any costs or expenses incurred by any Interested Party (including BNPLC or any transferee of BNPLC) to accomplish any Permitted Transfers described in clauses (1), (2), (3), (4) or (6) of the definition thereof in the Common Definitions and Provisions Agreement (Improvements), (x) Excluded Taxes, (y) Losses

[Improvements]
     incurred or suffered by any Interested Party that are proximately caused by (and attributed by any applicable principles of comparative fault to) the Established Misconduct of that Interested Party, or (z) Losses incurred or suffered in connection with the execution of the Participation Agreement or Pledge Agreement by Participants (or supplements making them parties thereto) or in connection with any negotiation or due diligence Participants may undertake before entering into the Participation Agreement or Pledge Agreement. Further, without limiting BNPLC's rights (as provided in other provisions of this Improvements Lease and other Operative Documents) to include the following in the calculation of Stipulated Loss Value and the Break Even Price (as applicable) or to collect Base Rent, a Supplemental Payment and other amounts, the calculation of which depends upon Stipulated Loss Value or the Break Even Price, BNPLC acknowledges and agrees that nothing in subparagraph 4.(a) or the preceding subparagraphs of this Paragraph 5 shall be construed to require Extreme to pay or reimburse an Interested Party for costs paid by BNPLC with the proceeds of the Initial Funding Advance as part of the Transaction Expenses.

     Further, if an Interested Party receives a written notice of Losses that such Interested Party believes are covered by the indemnity in subparagraph 5.(c)(i), then such Interested Party will be expected to promptly furnish a copy of such notice to Extreme. The failure to so provide a copy of the notice to Extreme shall not excuse Extreme from its obligations under subparagraph 5.(c)(i); provided, that if Extreme is unaware of the matters described in the notice and such failure renders unavailable defenses that Extreme might otherwise assert, or precludes actions that Extreme might otherwise take, to minimize its obligations, then Extreme shall be excused from its obligation to indemnify such Interested Party (and any Affiliate of such Interested Party) against the Losses, if any, which would not have been incurred or suffered but for such failure. For example, if BNPLC fails to provide Extreme with a copy of a notice of an obligation covered by the indemnity set out in subparagraph 5.(c)(i) and Extreme is not otherwise already aware of such obligation, and if as a result of such failure BNPLC becomes liable for penalties and interest covered by the indemnity in excess of the penalties and interest that would have accrued if Extreme had been promptly provided with a copy of the notice, then Extreme will be excused from any obligation to BNPLC (or any Affiliate of BNPLC) to pay the excess.
     6    Initial Renovations.

          (a)  Funds Advanced to Extreme From the Initial Funding Advance. As
               ----------------------------------------------------------
provided in the definition of Initial Funding Advance in the Common Definitions and Provisions Agreement, the Initial Funding Advance includes a sum paid to Extreme, which Extreme will expend for BNPLC, to cover the cost of renovating, remodeling, improving and furnishing existing Improvements as described generally in Schedule 2 (collectively, the "Initial Renovations"). The Initial Renovations shall become and remain part of the Improvements and owned by BNPLC as provided herein. To the extent, if any, that funds received by Extreme from the Initial Funding Advance for the Initial Renovations exceed the actual cost thereof, such excess shall for the benefit of BNPLC be paid by Extreme to BNPLC (with a notice designating such payment as a Qualified Prepayment made pursuant to this subparagraph) no later than the first day of the first Base Rent Period to commence after the first anniversary of the Effective Date.

          (b)  Quality and Timing of the Initial Renovations. Any Initial
               ---------------------------------------------
Renovations that Extreme elects to undertake must be completed by Extreme no later than the first anniversary of the Effective Date (a) in a safe and good and workmanlike manner, (b) in accordance with Applicable Laws, (c) in compliance with (i) the other provisions of this Lease, (ii) the material provisions of the Permitted Encumbrances and (iii) the material provisions of the Development Documents, and (d) in a manner that, upon completion and taken as a whole, enhances the value of the Property by an amount commensurate with the funds from the Initial Funding Advance used by Extreme to pay the cost thereof.


[Improvements]

          (c)       Control of Work. Subject to the other terms and conditions
                    ---------------
set forth in this Lease, Extreme shall have the sole right to initiate and control all Initial Renovations undertaken by it, including the means, methods, sequences and procedures implemented to accomplish the design and construction involved in making the Initial Renovations.

          (d)       Adequacy of Drawings, Specifications and Budgets. BNPLC has
                    ------------------------------------------------
made and will make no representations as to the adequacy of any budgets, site plans, renderings, plans, drawings or specifications for the Initial Renovations, and no modification of any such budgets, site plans, renderings, plans, drawings or specifications that may be required from time to time will entitle Extreme to any adjustment in the amount that has been paid to Extreme as described in the definition of Initial Funding Advance in the Common Definitions and Provisions Agreement.

          (e)       Existing Condition of the Land and Improvements. Extreme is
                    -----------------------------------------------
familiar with the conditions of the Land and any existing Improvements on the Land. Extreme shall have no claim for damages against BNPLC or for any additional payment from BNPLC by reason of any condition (concealed or otherwise) of or affecting the Land or Improvements.

          (f        Clean Up. Upon the completion of all such work, Extreme will
                    --------
remove all waste material and rubbish from and about the Land, as well as all tools, construction equipment, machinery and surplus materials. Extreme will keep the Land and the Improvements thereon in a reasonably safe and sightly condition as such work progresses.

          (g        No Damage for Delays. Extreme shall have no claim for
                    --------------------
damages against BNPLC or for any additional payment from BNPLC by reason of any delay in the work required to accomplish the Initial Renovations. Nor shall Extreme have any claim for an extension of the deadline specified in subparagraph 6.(b) for completing any Initial Renovations because of any such period of delay, unless, however, such delay has been caused by BNPLC's intentional interference with such work. In the event (and only to the extent) that any such intentional interference by BNPLC continues after Extreme provides written notice to cease, Extreme shall be entitled to an extension of such deadline. BNPLC's exercise of its rights and remedies permitted under this Lease or the other Operative Documents will not be construed as intentional interference with Extreme's performance of any such work.

          (h        No Fee For Construction Management. Extreme shall have no
                    ----------------------------------
claim for any fee or other compensation or for any reimbursement of internal administrative or overhead expenses of Extreme by reason of the Initial Renovations (or any other services provided by Extreme under this Lease or other Operative Documents), it being understood that Extreme is executing this Lease in consideration of the rights expressly granted to it herein. Further, for purposes of calculating any Qualified Prepayment that Extreme must make as described in subparagraph 6.(a), no such fee or other compensation or internal administrative or overhead expenses of Extreme shall be included in the actual costs of any Initial Renovations.

     7. Status of Property Acquired With Funds Provided by BNPLC. All Improvements constructed during the term of this Improvements Lease shall be owned by BNPLC and shall constitute "Property" covered by this Improvements Lease. Further, to the extent heretofore or hereafter acquired (in whole or in part) with any portion of the Initial Funding Advance or with other funds for which Extreme has received or hereafter receives reimbursement from the Initial Funding Advance, all furnishings, furniture, chattels, permits, licenses, franchises, certificates and other personal property of whatever nature shall have been acquired on behalf of BNPLC by Extreme, shall be owned by BNPLC and shall constitute "Property" covered by this Improvements

[Improvements]

Lease, as shall all renewals or replacements of or substitutions for any such Property. Extreme shall not authorize or permit the transfer of title to the Improvements or to any other such Property to pass through Extreme or Extreme's Affiliates before it is transferred to BNPLC from contractors, suppliers, vendors or other third Persons. Nothing herein shall constitute authorization of Extreme, as agent, to bind BNPLC to any construction contract or other agreement with a third Person, but any construction contract or other agreement executed by Extreme for the acquisition or construction of Improvements or other components of the Property may provide for the transfer of title as required by the preceding sentence. Upon request of BNPLC, Extreme shall deliver to BNPLC an inventory describing all significant items of Personal Property (and, in the case of tangible personal property, showing the make, model, serial number and location thereof) other than Improvements, with a certification by Extreme that such inventory is true and complete and that all items specified in the inventory are covered by this Improvements Lease free and clear of any Lien other than the Permitted Encumbrances or Liens Removable by BNPLC.

     8.   Environmental.

          (a        Environmental Covenants by Extreme. Extreme covenants that:
                    ----------------------------------

                    (i       Extreme shall not conduct or permit others to
     conduct Hazardous Substance Activities, except Permitted Hazardous Substance Use and Remedial Work.

                    (ii       Extreme shall not discharge or permit the
     discharge of anything on or from the Property that would require any permit under applicable Environmental Laws, other than (1) storm water runoff, (2) waste water discharges through a publicly owned treatment works, (3) discharges that are a necessary part of any Remedial Work, and (4) other similar discharges consistent with the definition herein of Permitted Hazardous Substance Use, in each case in strict compliance with Environmental Laws.

                    (iii      Following any discovery that Remedial Work is
     required by Environmental Laws or otherwise believed by BNPLC to be reasonably required, and to the extent not inconsistent with the other provisions of this Improvements Lease, Extreme shall promptly perform and diligently and continuously pursue such Remedial Work, in each case in strict compliance with Environmental Laws.

                    (iv       If requested by BNPLC in connection with any
     Remedial Work required by this subparagraph, Extreme shall retain independent environmental consultants acceptable to BNPLC to evaluate any significant new information generated during Extreme's implementation of the Remedial Work and to discuss with Extreme whether such new information indicates the need for any additional measures that Extreme should take to protect the health and safety of persons (including employees, contractors and subcontractors and their employees) or to protect the environment. Extreme shall implement any such additional measures to the extent required with respect to the Property by Environmental Laws or otherwise believed by BNPLC to be reasonably required and to the extent not inconsistent with the other provisions of this Improvements Lease.

          (b        Right of BNPLC to do Remedial Work Not Performed by Extreme.
                    -----------------------------------------------------------
If Extreme's failure to cure any breach of the covenants set forth in subparagraph 8.(a) continues beyond the Environmental Cure Period (as defined below), BNPLC may, in addition to any other remedies available to it, conduct all or any part of the Remedial Work. To the extent that Remedial Work is done by BNPLC pursuant to the preceding sentence (including any removal of Hazardous Substances), the cost thereof shall be a demand obligation owing by Extreme to BNPLC. As used in this subparagraph, "Environmental Cure Period" means the period ending on the earlier of: (1) one hundred eighty days after Extreme is notified of the breach which must be cured within such period, (2) the date that any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) because of such breach, (3) the date that any criminal action is instituted or overtly threatened against

[Improvements]

BNPLC or any of its directors, officers or employees because of such breach, or
(4) any Designated Sale Date upon which, for any reason, Extreme or an Affiliate of Extreme or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a net price to BNPLC (when taken together with any Supplemental Payment made by Extreme pursuant to Paragraph 1(A)(2) of the Purchase Agreement, in the case of a purchase by an
-----------------
Applicable Purchaser) equal to Stipulated Loss Value.

               (c   Environmental Inspections and Reviews. BNPLC reserves the
                    -------------------------------------
right to retain environmental consultants to review any environmental report prepared by Extreme or to conduct BNPLC's own investigation to confirm whether Extreme is complying with the requirements of this Paragraph 8. Extreme grants to BNPLC and to BNPLC's agents, employees, consultants and contractors the right to enter upon the Property during reasonable hours and after reasonable notice to inspect the Property and to perform such tests as BNPLC deems necessary or appropriate to review or investigate Hazardous Substances in, on, under or about the Property or any discharge or suspected discharge of Hazardous Substances into groundwater or surface water from the Property. Extreme shall promptly reimburse BNPLC for the fees of its environmental consultants and the costs of any such inspections and tests; provided, however, BNPLC's right to such reimbursement shall be limited to the following circumstances: (1) a breach of this Paragraph 8 by Extreme shall, in fact, have occurred or an Event of Default shall have occurred and be continuing at the time BNPLC engages the consultants or first initiates the inspections and tests; (2) BNPLC shall have engaged the consultants or undertaken the tests and inspections to establish the condition of the Property just prior to any conveyance of the Property pursuant to the Option Agreement or to the expiration of this Improvements Lease; (3) BNPLC shall have engaged the consultants or undertaken the inspections and tests to satisfy any regulatory requirements applicable to BNPLC or its Affiliates; or
(4) BNPLC shall have engaged the consultants or undertaken the tests because BNPLC was notified of a violation of Environmental Laws concerning the Property by any governmental authority or owner of other land in the vicinity of the Land.

               (d   Communications Regarding Environmental Matters.
                    ----------------------------------------------

                    (i     Extreme shall immediately advise BNPLC of (1) any
          discovery of any event or circumstance which would render any of the representations of Extreme herein or in the Closing Certificate concerning environmental matters materially inaccurate or misleading if made at the time of such discovery and assuming that Extreme was aware of all relevant facts, (2) any Remedial Work (or change in Remedial Work) required or undertaken by Extreme or its Affiliates in response to any (A) discovery of any Hazardous Substances on, under or about the Property other than Permitted Hazardous Substances or (B) any claim for damages resulting from Hazardous Substance Activities,
          (3) Extreme's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property which could cause the Property or any part thereof to be subject to any ownership, occupancy, transferability or use restrictions under Environmental Laws, or (4) any investigation or inquiry of any failure or alleged failure by Extreme to comply with Environmental Laws affecting the Property by any governmental authority responsible for enforcing Environmental Laws. In such event, Extreme shall deliver to BNPLC within thirty days after BNPLC's request, a preliminary written environmental plan setting forth a general description of the action that Extreme proposes to take with respect thereto, if any, to bring the Property into compliance with Environmental Laws or to correct any breach by Extreme of this Paragraph 8, including any proposed Remedial Work, the estimated cost and time of completion, the name of the contractor and a copy of the construction contract, if any, and such additional data, instruments, documents, agreements or other materials or information as BNPLC may request.

                    (ii    Extreme shall provide BNPLC with copies of all
          material written communications with federal, state and local governments, or agencies relating to the matters listed in the preceding clause

[Improvements]

          (i). Extreme shall also provide BNPLC with copies of any correspondence from third Persons which threaten litigation over any significant failure or alleged significant failure of Extreme to maintain or operate the Property in accordance with Environmental Laws.

                    (iii   Prior to Extreme's submission of a Material
          Environmental Communication to any governmental or regulatory agency or third party, Extreme shall, to the extent practicable, deliver to BNPLC a draft of the proposed submission (together with the proposed date of submission), and in good faith assess and consider any comments of BNPLC regarding the same. Promptly after BNPLC's request, Extreme shall meet with BNPLC to discuss the submission, shall provide any additional information requested by BNPLC and shall provide a written explanation to BNPLC addressing the issues raised by comments (if any) of BNPLC regarding the submission, including a reasoned analysis supporting any decision by Extreme not to modify the submission in accordance with comments of BNPLC.

          9.   Insurance Required and Condemnation.

               (a   Liability Insurance. Throughout the Term Extreme shall
                    -------------------
maintain commercial general liability insurance against claims for bodily and personal injury, death and property damage occurring in or upon or resulting from any occurrence in or upon the Property under one or more insurance policies that satisfy the requirements set forth in Exhibit B. Extreme shall deliver and
                                           ---------
maintain with BNPLC for each liability insurance policy required by this Improvements Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit B.
---------

               (b   Property Insurance. Throughout the Term Extreme will keep
                    ------------------
all Improvements (including all alterations, additions and changes made to the Improvements) insured against fire and other casualty under one or more property insurance policies that satisfy the requirements set forth in Exhibit B. Extreme
                                                              ---------
shall deliver and maintain with BNPLC for each property insurance policy required by this Improvements Lease written confirmation of the policy and the scope of the coverage provided thereby issued by the applicable insurer or its authorized agent, which confirmation must also satisfy the requirements set forth in Exhibit B. If any of the Property is destroyed or damaged by fire,
         ---------
explosion, windstorm, hail or by any other casualty against which insurance shall have been required hereunder, (i) BNPLC may, but shall not be obligated to, make proof of loss if not made promptly by Extreme after notice from BNPLC,
(ii) each insurance company concerned is hereby authorized and directed to make payment for such loss directly to BNPLC for application as required by Paragraph 10, and (iii) BNPLC may settle, adjust or compromise any and all claims for loss, damage or destruction under any policy or policies of insurance (provided, that if any such claim is for less than $500,000, if no Event of Default shall have occurred and be continuing, Extreme shall have the right to settle, adjust or compromise the claim as Extreme deems appropriate; and, provided further, that so long as no Event of Default shall have occurred and be continuing, BNPLC must provide Extreme with at least forty-five days notice of BNPLC's intention to settle any such claim before settling it unless Extreme shall already have approved of the settlement by BNPLC). If any casualty shall result in damage to or loss or destruction of the Property, Extreme shall give immediate notice thereof to BNPLC and Paragraph 10 shall apply.

               (c   Failure to Obtain Insurance. If Extreme fails to obtain any
                    ---------------------------
insurance or to provide confirmation of any such insurance as required by this Improvements Lease, BNPLC shall be entitled (but not required) to obtain the insurance that Extreme has failed to obtain or for which Extreme has not provided the required confirmation and, without limiting BNPLC's other remedies under the circumstances, BNPLC may require Extreme to reimburse BNPLC for the cost of such insurance and to pay interest thereon computed at the Default Rate from the date such cost was paid by BNPLC until the date of reimbursement by Extreme.

[Improvements]

               (d   Condemnation. Immediately upon obtaining knowledge of the
                    ------------
institution of any proceedings for the condemnation of the Property or any portion thereof, or any other similar governmental or quasi-governmental proceedings arising out of injury or damage to the Property or any portion thereof, each party shall notify the other (provided, however, BNPLC shall have no liability for its failure to provide such notice) of the pendency of such proceedings. Extreme shall, at its expense, diligently prosecute any such proceedings and shall consult with BNPLC, its attorneys and experts and cooperate with them as requested in the carrying on or defense of any such proceedings. All proceeds of condemnation awards or proceeds of sale in lieu of condemnation with respect to the Property and all judgments, decrees and awards for injury or damage to the Property shall be paid to BNPLC as Escrowed Proceeds, and all such proceeds will be applied as provided in Paragraph 10. BNPLC is hereby authorized, in the name of Extreme, at any time when an Event of Default shall have occurred and be continuing, or otherwise with Extreme's prior consent, to execute and deliver valid acquittances for, and to appeal from, any such judgment, decree or award concerning condemnation of any of the Property. BNPLC shall not be in any event or circumstances liable or responsible for failure to collect, or to exercise diligence in the collection of, any such proceeds, judgments, decrees or awards.

          10.  Application of Insurance and Condemnation Proceeds.

               (a   Collection and Application of Insurance and Condemnation
                    --------------------------------------------------------
Proceeds Generally. This Paragraph 10 shall govern the application of proceeds
------------------
received by BNPLC or Extreme during the Term from any third party (1) under any property insurance policy as a result of damage to the Property (including proceeds payable under any insurance policy covering the Property which is maintained by Extreme), (2) as compensation for any restriction placed upon the use or development of the Property or for the condemnation of the Property or any portion thereof, or (3) because of any judgment, decree or award for injury or damage to the Property; excluding, however, any funds paid to BNPLC by BNPLC's Parent, by an Affiliate of BNPLC or by any Participant that is made to compensate BNPLC for any Losses BNPLC may suffer or incur in connection with this Improvements Lease or the Property. Except as provided in subparagraph 10.(d), Extreme will promptly pay over to BNPLC any insurance, condemnation or other proceeds covered by this Paragraph 10 which Extreme may receive from any insurer, condemning authority or other third party. All proceeds covered by this Paragraph 10, including those received by BNPLC from Extreme or third parties, shall be applied as follows:

                    (i   First, proceeds covered by this Paragraph 10 will be
          used to reimburse BNPLC for any costs and expenses, including Attorneys' Fees, that BNPLC incurred to collect the proceeds.

                    (ii Second, the proceeds remaining after such reimbursement to BNPLC (hereinafter, the "Remaining Proceeds") will be applied, as hereinafter more particularly provided, either as a Qualified Prepayment or to reimburse Extreme or BNPLC for the actual out-of-pocket costs of repairing or restoring the Property. Until, however, any Remaining Proceeds received by BNPLC are applied by BNPLC as a Qualified Prepayment or applied by BNPLC to reimburse costs of repairs to or restoration of the Property pursuant to this Paragraph 10, BNPLC shall hold and maintain such Remaining Proceeds as Escrowed Proceeds in an interest bearing account, and all interest earned on such account shall be added to and made a part of such Escrowed Proceeds.

               (b   Advances of Escrowed Proceeds to Extreme. Except as
                    ----------------------------------------
otherwise provided below in this Paragraph 10, BNPLC shall advance all Remaining Proceeds held by it as Escrowed Proceeds to reimburse Extreme for the actual out-of-pocket cost to Extreme of repairing or restoring the Property in accordance with the requirements of this Improvements Lease and the other Operative Documents as the applicable repair or restoration progresses and upon compliance by Extreme with such terms, conditions and requirements as may be reasonably

[Improvements]
imposed by BNPLC. In no event, however, shall BNPLC be required to pay Escrowed Proceeds to Extreme in excess of the actual out-of-pocket cost to Extreme of the applicable repair or restoration, as evidenced by invoices or other documentation satisfactory to BNPLC, it being understood that BNPLC may retain and apply any such excess as a Qualified Prepayment.

               (c   Application of Escrowed Proceeds as a Qualified Prepayment.
                    ----------------------------------------------------------
Provided that Extreme has completed any Initial Renovations which Extreme elects to undertake and no Event of Default shall have occurred and be continuing, BNPLC shall apply any Remaining Proceeds paid to it (or other amounts available for application as a Qualified Prepayment) as a Qualified Prepayment on any date that BNPLC is directed to do so by a notice from Extreme; however, if such a notice from Extreme specifies an effective date for a Qualified Prepayment that is less than five Business Days after BNPLC's actual receipt of the notice, BNPLC may postpone the date of the Qualified Prepayment to any date not later than five Business Days after BNPLC's receipt of the notice. In any event, except when BNPLC is required by the preceding sentence to apply Remaining Proceeds or other amounts as a Qualified Prepayment on the last day of a Base Rent Period, BNPLC may deduct Breakage Costs incurred in connection with any Qualified Prepayment from the Remaining Proceeds or other amounts available for application as the Qualified Prepayment, and Extreme will reimburse BNPLC upon request for any such Breakage Costs that BNPLC incurs but does not deduct.

               (d   Special Provisions Applicable After Completion of Initial
                    ---------------------------------------------------------
Renovations. If, after Extreme has completed any Initial Renovations which
-----------
Extreme elects to undertake, any taking by condemnation of any portion of the Property or any casualty resulting in the diminution, destruction, demolition or damage to any portion of the Property shall (in the good faith judgment of BNPLC) reduce the then current "AS IS" market value by less than $500,000 and (in the good faith estimation of BNPLC) be unlikely to result in Remaining Proceeds of more than $500,000, and if no Event of Default shall have occurred and be continuing, then BNPLC will, upon Extreme's request, instruct the condemning authority or insurer, as applicable, to pay the Remaining Proceeds resulting therefrom directly to Extreme. Extreme shall apply any such Remaining Proceeds to the repair or restoration of the Property to a safe and secure condition and to a value of no less than the value before taking or casualty.

               (e   Special Provisions Applicable After an Event of Default.
                    -------------------------------------------------------
Notwithstanding the foregoing, when any Event of Default shall have occurred and be continuing, BNPLC shall be entitled to receive and collect all insurance, condemnation or other proceeds governed by this Paragraph 10 and to apply all Remaining Proceeds, when and to the extent deemed appropriate by BNPLC in its sole discretion, either (A) to the reimbursement of Extreme or BNPLC for the out-of-pocket cost of repairing or restoring the Property, or (B) as Qualified Prepayments.

               (f   Extreme's Obligation to Restore. Regardless of the adequacy
                    -------------------------------
of any Remaining Proceeds available to Extreme hereunder, and notwithstanding other provisions of this Improvements Lease to the contrary, if the Property is damaged by fire or other casualty or less than all or substantially all of the Property is taken by condemnation, Extreme must:

               (i   promptly restore or improve the Property or the remainder
         thereof to a value no less than Stipulated Loss Value and to a reasonably safe and sightly condition; or

               (ii promptly restore the Property to a reasonably safe and sightly condition and pay to BNPLC for application as a Qualified Prepayment the amount (if any), as determined by BNPLC, needed to reduce Stipulated Loss Value to no more than the then current "AS IS" market value of the Property or remainder thereof.

[Improvements]

               (g   Takings of All or Substantially All of the Property. In the
                    ---------------------------------------------------
event of any taking of all or substantially all of the Property, BNPLC shall be entitled to apply all Remaining Proceeds as a Qualified Prepayment. In addition, if Stipulated Loss Value immediately prior to any such taking exceeds the sum of the Remaining Proceeds resulting from such a condemnation, then BNPLC shall be entitled to recover the excess from Extreme upon demand as an additional Qualified Prepayment, whereupon this Improvements Lease shall terminate. Any taking of so much of the Real Property as, in BNPLC's reasonable good faith judgment, makes it impracticable to restore or improve the remainder thereof as required by part (ii) of the preceding subparagraph shall be considered a taking of substantially all the Property for purposes of this Paragraph 10.

          11. Additional Representations, Warranties and Covenants of Extreme Concerning the Property. Extreme represents, warrants and covenants as follows:

               (a   Compliance with Covenants and Laws. The use of the Property
                    ----------------------------------
permitted by this Improvements Lease complies, or will comply after Extreme obtains available permits as the tenant under this Improvements Lease, in all material respects with all Applicable Laws. Extreme has obtained or will promptly obtain all utility, building, health and operating permits as may be required by any governmental authority or municipality having jurisdiction over the Property for the construction contemplated herein and the use of the Property permitted by this Improvements Lease.

               (b   Operation of the Property. During the Term, Extreme shall
                    -------------------------
operate the Property in a good and workmanlike manner and substantially in compliance with all Applicable Laws and will pay or cause to be paid all fees or charges of any kind in connection therewith. (If Extreme does not promptly correct any failure of the Property to comply with Applicable Laws that is the subject of a written notice given to Extreme or BNPLC by any governmental authority, then for purposes of the preceding sentence, Extreme shall be considered not to have maintained the Property "substantially in accordance with Applicable Laws" whether or not the noncompliance would be substantial in the absence of the notice.) During the Term, Extreme shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any Applicable Law or which constitutes a public or private nuisance or which makes void, voidable or cancelable any insurance then in force with respect thereto. During the Term, to the extent that any of the following would, individually or in the aggregate, materially and adversely affect the value of the Property or the use of the Property for purposes permitted by this Improvements Lease, Extreme shall not, without BNPLC's prior consent: (i) initiate or permit any zoning reclassification of the Property; (ii) seek any variance under existing zoning ordinances applicable to the Property; (iii) use or permit the use of the Property in a manner that would result in such use becoming a nonconforming use under applicable zoning ordinances or similar laws, rules or regulations; (iv) execute or file any subdivision plat affecting the Property; or (v) consent to the annexation of the Property to any municipality. If during the Term (A) a change in the zoning or other Applicable Laws affecting the permitted use or development of the Property shall occur that (in BNPLC's good faith judgment) reduces the value of the Property, or (B) conditions or circumstances on or about the Property are discovered (such as the presence of an endangered species) which substantially impede development and thereby (in BNPLC's good faith judgment) reduce the value of the Property, then Extreme shall upon demand pay BNPLC an amount equal to such reduction (as determined by BNPLC in good faith) for application as a Qualified Prepayment. Extreme shall not permit any drilling or exploration for, or extraction, removal or production of, minerals from the surface or subsurface of the Property, and Extreme shall not do anything that could reasonably be expected to significantly reduce the market value of the Property. If Extreme receives a notice or claim from any federal, state or other governmental authority that the Property is not in compliance with any Applicable Law, or that any action may be taken against BNPLC because the Property does not comply with any Applicable Law, Extreme shall promptly furnish a copy of such notice or claim to BNPLC.

[Improvements]

          Notwithstanding the foregoing, Extreme may in good faith, by appropriate proceedings, contest the validity and applicability of any Applicable Law with respect to the Property, and pending such contest Extreme shall not be deemed in default hereunder because of the violation of such Applicable Law, if Extreme diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and if Extreme promptly causes the Property to comply with any such Applicable Law upon a final determination by a court of competent jurisdiction that the same is valid and applicable to the Property; provided, however, in any event such contest shall be concluded and the violation of such Applicable Law must be corrected by Extreme and any claims asserted against BNPLC or the Property because of such violation must be paid by Extreme, all prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or any of its directors, officers or employees because of such violation, (ii) the date that any action is taken by any governmental authority against BNPLC or any property owned by BNPLC (including the Property) because of such violation, or (iii) a Designated Sale Date upon which, for any reason, Extreme or an Affiliate of Extreme or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by Extreme pursuant to Paragraph 1(A)(2) of
                                                         -----------------
the Purchase Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

               (c   Debts for Construction, Maintenance, Operation or
                    -------------------------------------------------
Development. Extreme shall cause all debts and liabilities incurred in the
-----------
construction, maintenance, operation or development of the Property, including all debts and liabilities for labor, material and equipment and all debts and charges for utilities servicing the Property, to be promptly paid; provided, that nothing in this subparagraph will be construed to require Extreme to remove Liens Removable by BNPLC.

          Notwithstanding the foregoing, Extreme may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted mechanic's or materialmen's lien and pending such contest Extreme shall not be deemed in default under this subparagraph because of the contested lien if (1) within sixty days after being asked to do so by BNPLC, Extreme bonds over to BNPLC's reasonable satisfaction all such contested liens against the Property alleged to secure an amount in excess of $500,000 (individually or in the aggregate), (2) Extreme diligently prosecutes such contest to completion in a manner reasonably satisfactory to BNPLC, and (3) Extreme promptly causes to be paid any amount adjudged by a court of competent jurisdiction to be due, with all costs and interest thereon, promptly after such judgment becomes final; provided, however, that in any event each such contest shall be concluded and the lien, interest and costs must be paid by Extreme prior to the earlier of (i) the date that any criminal prosecution is instituted or overtly threatened against BNPLC or its directors, officers or employees because of the nonpayment thereof, (ii) the date that any writ or order is issued under which the Property or any other property in which BNPLC has an interest may be seized or sold or any other action is taken against BNPLC or any property in which BNPLC has an interest because of the nonpayment thereof, or (iii) a Designated Sale Date upon which, for any reason, Extreme or an Affiliate of Extreme or any Applicable Purchaser shall not purchase BNPLC's interest in the Property pursuant to the Purchase Agreement for a price to BNPLC (when taken together with any additional payments made by Extreme pursuant to Paragraph 1(A)(2) of the Purchase
                                     -----------------
Agreement, in the case of a purchase by an Applicable Purchaser) equal to the Break Even Price.

               (d   Repair, Maintenance, Alterations and Additions. Extreme
                    ----------------------------------------------
shall keep the Property in good order, operating condition and appearance and shall cause all necessary repairs, renewals and replacements to be promptly made. Extreme will not allow any of the Property to be materially misused, abused or wasted, and Extreme shall promptly replace any worn-out fixtures and Personal Property with fixtures and Personal Property comparable to the replaced items when new. Except as required in connection with Initial Renovations made in accordance with Paragraph 6, Extreme shall not, without the prior consent of BNPLC, (i) remove from the Property any fixture or Personal Property having significant value except such as are replaced by Extreme by fixtures or Personal Property of equal suitability and value, free and clear of any lien or security interest (and for purposes of

[Improvements]
this clause "significant value" will mean any fixture or Personal Property that has a value of more than $100,000 or that, when considered together with all other fixtures and Personal Property removed and not replaced by Extreme by items of equal suitability and value, has an aggregate value of $500,000 or more) or (ii) make material new Improvements or alter Improvements in any material respect. Without limiting the foregoing, Extreme will notify BNPLC before making any significant alterations to the Improvements after the completion of any Initial Renovations which Extreme elects to undertake.

               (e   Permitted Encumbrances and Development Documents. Extreme
                    ------------------------------------------------
shall during the Term comply with and will cause to be performed all of the covenants, agreements and obligations imposed upon the owner of any interest in the Property by the Permitted Encumbrances (including the Premises Leases) or the Development Documents. Without limiting the foregoing, Extreme shall cause all amounts to be paid when due, the payment of which is secured by any Lien against the Property created by the Permitted Encumbrances. Without the prior consent of BNPLC, Extreme shall not enter into, initiate, approve or consent to any modification of any Permitted Encumbrance or Development Document that would create or expand or purport to create or expand obligations or restrictions which would encumber BNPLC's interest in the Property. (Whether BNPLC must give any such consent requested by Extreme during the Term of this Improvements Lease shall be governed by subparagraph 3(A) of the Closing Certificate and
                     -----------------
Agreement.)

               (f   Books and Records Concerning the Property. Extreme shall
                    -----------------------------------------
keep books and records that are accurate and complete in all material respects for the Property and, subject to Paragraph 15.(c), will permit all such books and records (including all contracts, statements, invoices, bills and claims for labor, materials and services supplied for the construction and operation of any Improvements) to be inspected and copied by BNPLC. This subparagraph shall not be construed as requiring Extreme to regularly maintain separate books and records relating exclusively to the Property; provided, however, that upon request, Extreme shall construct or abstract from its regularly maintained books and records information required by this subparagraph relating to the Property.

          12. Financial Covenants, Reporting Covenants and Other Covenants Incorporated by Reference to Schedule 1. Throughout the Term of this
                             ----------
Improvements Lease, Extreme shall comply with the requirements of Schedule 1
                                                                  ----------
attached hereto.


          13.  Assignment and Subletting by Extreme.

               (a   BNPLC's Consent Required. Without the prior consent of
                    ------------------------
BNPLC, Extreme shall not assign, transfer, mortgage, pledge or hypothecate this Improvements Lease or any interest of Extreme hereunder and shall not sublet all or any part of the Property, by operation of law or otherwise; provided, that subject to subparagraph 13.(c) below, (I) this provision shall not be construed to prohibit any Premises Lease described in the Common Definitions and Provisions Agreement (Improvements) or any transfer or sublease by a lessee thereunder which is authorized by any Premises Lease, and (II) if (and after) Extreme completes Initial Renovations, and so long as no Event of Default has occurred and is continuing: (1) Extreme shall be entitled to sublet no more than 49% (computed on the basis of square footage) of the useable space in then existing and completed building Improvements, if any, so long as (i) any sublease by Extreme is made expressly subject and subordinate to the terms hereof, and (ii) such sublease has a term equal to or less than the remainder of the then effective Term of this Improvements Lease; and (2) Extreme shall be entitled to assign or transfer this Improvements Lease or any interest of Extreme hereunder to an Affiliate of Extreme if both Extreme and its Affiliate confirm their joint and several liability hereunder by written notice given to BNPLC.

               (b   Standard for BNPLC's Consent to Assignments and Certain
                    -------------------------------------------------------
Other Matters. Consents and approvals of BNPLC which are required by this
-------------
Paragraph 13 will not be unreasonably withheld or delayed, but

[Improvements]

Extreme acknowledges that BNPLC's withholding of such consent or approval shall be reasonable if BNPLC determines in good faith that (1) giving the approval may materially increase BNPLC's risk of liability for any existing or future environmental problem, or (2) giving the approval is likely to increase BNPLC's administrative burden of complying with or monitoring Extreme's compliance with the requirements of this Improvements Lease.

               (c   Consent Not a Waiver. No consent by BNPLC to a sale,
                    --------------------
assignment, transfer, mortgage, pledge or hypothecation of this Improvements Lease or Extreme's interest hereunder, and no assignment or subletting of the Property or any part thereof in accordance with this Improvements Lease or otherwise with BNPLC's consent, shall release Extreme from liability hereunder; and any such consent shall apply only to the specific transaction thereby authorized and shall not relieve Extreme from any requirement of obtaining the prior consent of BNPLC to any further sale, assignment, transfer, mortgage, pledge or hypothecation of this Improvements Lease or any interest of Extreme hereunder.

          14.  Assignment by BNPLC.

               (a   Restrictions on Transfers. Except by a Permitted Transfer,
                    -------------------------
BNPLC shall not assign, transfer, mortgage, pledge, encumber or hypothecate this Improvements Lease or the other Operative Documents or any interest of BNPLC in and to the Property during the Term without the prior consent of Extreme, which consent Extreme may withhold in its sole discretion. Further, notwithstanding anything to the contrary herein contained, if withholding taxes are imposed on the rents and other amounts payable to BNPLC hereunder because of BNPLC's assignment of this Improvements Lease to any citizen of, or any corporation or other entity formed under the laws of, a country other than the United States, Extreme shall not be required to compensate BNPLC or any such assignee for the withholding tax. If, in breach of this subparagraph, BNPLC transfers the Property or any part thereof by a conveyance or that does not constitute a Permitted Transfer, with the result that additional transfer taxes or other Impositions are assessed against the Property or the owner thereof, BNPLC shall be required to pay such additional transfer taxes or other Impositions.

               (b   Effect of Permitted Transfer or other Assignment by BNPLC.
                    ---------------------------------------------------------
If, without breaching subparagraph 14.(a), BNPLC sells or otherwise transfers the Property and assigns to the transferee all of BNPLC's rights under this Improvements Lease and under the other Operative Documents, and if the transferee expressly assumes all of BNPLC's obligations under this Improvements Lease and under the other Operative Documents, then BNPLC shall thereby be released from any obligations arising after such assumption under this Improvements Lease or under the other Operative Documents, and Extreme shall look solely to each successor in interest of BNPLC for performance of such obligations. (As used in this subparagraph, "Operative Documents" is intended to mean not only the Operative Documents as defined in the Common Definitions and Provisions Agreement (Improvements), but also the Operative Documents as defined in the Other Common Definitions and Provisions Agreement.)

          15.  BNPLC's Right of Access.

               (a   During the Term, BNPLC and BNPLC's representatives may
(subject to subparagraphs 15.(c) and 15.(d)) enter the Property at any reasonable time after five Business Days advance written notice to Extreme for the purpose of making inspections or performing any work BNPLC is authorized to undertake by the next subparagraph or for the purpose confirming whether Extreme has complied with the requirements of this Improvements Lease or the other Operative Documents.

               (b   If Extreme fails to perform any act or to take any action
required of it by this Improvements Lease or the Closing Certificate, or to pay any money which Extreme is required by this

[Improvements]

Improvements Lease or the Closing Certificate to pay, and if such failure or action constitutes an Event of Default or renders BNPLC or any director, officer, employee or Affiliate of BNPLC at risk of criminal prosecution or renders BNPLC's interest in the Property or any part thereof at risk of forfeiture by forced sale or otherwise, then in addition to any other remedies specified herein or otherwise available, BNPLC may, perform or cause to be performed such act or take such action or pay such money. Any expenses so incurred by BNPLC, and any money so paid by BNPLC, shall be a demand obligation owing by Extreme to BNPLC. Further, BNPLC, upon making such payment, shall be subrogated to all of the rights of the person, corporation or body politic receiving such payment. But nothing herein shall imply any duty upon the part of BNPLC to do any work which under any provision of this Improvements Lease Extreme may be required to perform, and the performance thereof by BNPLC shall not constitute a waiver of Extreme's default. BNPLC may during the progress of any such work permitted by BNPLC hereunder on or in the Property keep and store upon the Property all necessary materials, tools, and equipment. BNPLC shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business, or other damage to Extreme or the subtenants or invitees of Extreme by reason of making such repairs or the performance of any such work on or in the Property, or on account of bringing materials, supplies and equipment into or through the Property during the course of such work (except for any liability in excess of the liability insurance limits established in Exhibit B resulting from
                                                        ---------
death or injury or damage to the property of third parties caused by the Established Misconduct of BNPLC or its officers, employees, or agents in connection therewith), and the obligations of Extreme under this Improvements Lease shall not thereby be excused in any manner.

          (c   Extreme shall have no obligation to provide proprietary
information (as defined in the next sentence) to BNPLC, except and to the extent that (1) BNPLC reasonably determines that BNPLC cannot accomplish the purposes of BNPLC's inspection of the Property or exercise of other rights granted pursuant to the various express provisions of this Improvements Lease and the other Operative Documents without evaluating such information. For purposes of this Improvements Lease "proprietary information" includes Extreme's intellectual property, trade secrets and other confidential information of value to Extreme about, among other things, Extreme's manufacturing processes, products, marketing and corporate strategies, but in no event will "proprietary information" include any disclosure of substances and materials (and their chemical composition) which are or previously have been present in, on or under the Property at the time of any inspections by BNPLC, nor will "proprietary information" include any additional disclosures reasonably required to permit BNPLC to determine whether the presence of such substances and materials has constituted a violation of Environmental Laws. In addition, under no circumstances shall Extreme have any obligation to disclose to BNPLC or any other party any proprietary information of Extreme (including, without limitation, any pending applications for patents or trademarks, any research and design and any trade secrets) except if and to the limited extent reasonably necessary to comply with the express provisions of this Improvements Lease or the other Operative Documents.

          (d   So long as Extreme remains in possession of the Property, BNPLC or BNPLC's representative will, before making any inspection or performing any work on the Property authorized by this Improvements Lease, if then requested to do so by Extreme to maintain Extreme's security: (i) sign in at Extreme's security or information desk if Extreme has such a desk on the premises, (ii) wear a visitor's badge or other reasonable identification, (iii) permit an employee of Extreme to observe such inspection or work, and (iv) comply with other similar reasonable nondiscriminatory security requirements of Extreme that do not, individually or in the aggregate, significantly interfere with inspections or work of BNPLC authorized by this Improvements Lease.

     16. Events of Default. Each of the following events shall be an "Event of Default" by Extreme under this Improvements Lease:


[Improvements]

          (a   Extreme shall fail to pay when due any installment of Rent due hereunder and such failure shall continue for three (3) Business Days after Extreme is notified in writing thereof.

          (b   Extreme shall fail to cause any representation or warranty of
Extreme contained herein or in the Closing Certificate that was false or misleading in any material respect when made to be made true and not misleading (other than as described in the other clauses of this Paragraph 16), or Extreme shall fail to comply with any term, provision or covenant of this Improvements Lease or of the Closing Certificate (other than as described in the other clauses of this Paragraph 16), and in either case shall not cure such failure prior to the earlier of (A) thirty days after written notice thereof is sent to Extreme or (B) the date any writ or order is issued for the levy or sale of any property owned by BNPLC (including the Property) or any criminal prosecution is instituted or overtly threatened against BNPLC or any of its directors, officers or employees because of such failure; provided, however, that so long as no such writ or order is issued and no such criminal prosecution is instituted or overtly threatened, the period within which such failure may be cured by Extreme shall be extended for a further period (not to exceed an additional sixty days) as shall be necessary for the curing thereof with diligence, if (but only if)
(x) such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, (y) Extreme shall promptly have commenced to cure such failure and shall thereafter continuously prosecute the curing thereof with reasonable diligence and (z) the extension of the period for cure will not, in any event, cause the period for cure to extend beyond five days prior to the expiration of this Improvements Lease.

          (c   Extreme shall abandon the Property.

          (d   Extreme or any Subsidiary shall fail to make any payment or payments of principal, premium or interest, of Debt of Extreme described in the next sentence when due (taking into consideration the time Extreme may have to cure such failure, if any, under the documents governing such Debt). As used in this clause 14(a)(v), "Debt" shall include only Debt (as defined in the Common Definitions and Provisions Agreement (Improvements)) of Extreme or any of its Subsidiaries now existing or arising in the future (1) payable to any Interested Party, or (2) payable to any other Person and with respect to which $5,000,000 or more is actually due and payable because of acceleration or otherwise.

          (e   Extreme: (a) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) shall file any petition or application to commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have had any such petition or application filed against it; or (e) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (f) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of sixty days or more.

          (f   One or more final judgments, decrees or orders for the payment of money in excess of $5,000,000 in the aggregate shall be rendered against Extreme and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty consecutive days without Extreme's having obtained an agreement (or after the expiration or termination of an agreement) of the Persons entitled to enforce such judgment, decrees or orders not to enforce the same pending negotiations with Extreme concerning the satisfaction or other discharge of the same. (For purposes of this provision, no judgment, decree or order will be considered "final" until Extreme's right to appeal, if any, shall have expired or been exhausted.)


[Improvements]

          (g   Extreme shall breach the requirements of Paragraph 12, which by reference to Schedule 1 establishes certain financial covenants and other
             ----------
requirements.

          (h   as of the effective date of this Improvements Lease, any of the representations or warranties of Extreme contained in subparagraphs 2(A) - (K) of the Closing Certificate shall be false or misleading in any material respect.

          (i   Extreme shall fail to pay the full amount of any Supplemental
Payment required by the Purchase Agreement on the Designated Sale Date.

          (j   Extreme shall fail to comply with any term, provision or
condition of the Pledge Agreement after the expiration of any applicable notice and cure period set forth in the Pledge Agreement.

          17.  Remedies.

               (a   Basic Remedies. At any time after an Event of Default and
                    --------------
after BNPLC has given any notice required by subparagraph 17.(b), BNPLC shall be entitled at BNPLC's option (and without limiting BNPLC in the exercise of any other right or remedy BNPLC may have, and without any further demand or notice except as expressly described in this subparagraph 17.(a)), to exercise any one or more of the following remedies:

                    (i     By notice to Extreme, BNPLC may terminate Extreme's
          right to possession of the Property. A notice given in connection with unlawful detainer proceedings specifying a time within which to cure a default shall terminate Extreme's right to possession if Extreme fails to cure the default within the time specified in the notice.

                    (ii    Upon termination of Extreme's right to possession and
          without further demand or notice, BNPLC may re-enter the Property in any manner not prohibited by Applicable Law and take possession of all improvements, additions, alterations, equipment and fixtures thereon and remove any persons in possession thereof. Any property in the Improvements may be removed and stored in a warehouse or elsewhere at the expense and risk of and for the account of Extreme.

                    (iii) Upon termination of Extreme's right to possession, this Improvements Lease shall terminate and BNPLC may recover from
          Extreme:

                              a) The worth at the time of award of the unpaid Rent which had been earned at the time of termination;

                              b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Extreme proves could have been reasonably avoided;

                              c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the scheduled Term after the time of award exceeds the amount of such rental loss that Extreme proves could be reasonably avoided; and

                              d) Any other amount necessary to compensate BNPLC for all the detriment proximately caused by Extreme's failure to perform Extreme's obligations under this Improvements Lease or which in the ordinary course of things would be likely to result therefrom, including the


[Improvements]
               costs and expenses (including Attorneys' Fees, advertising costs and brokers' commissions) of recovering possession of the Property, removing persons or property therefrom, placing the Property in good order, condition, and repair, preparing and altering the Property for reletting, all other costs and expenses of reletting, and any loss incurred by BNPLC as a result of Extreme's failure to perform Extreme's obligations under the other Operative Documents.

               The "worth at the time of award" of the amounts referred to in subparagraph 17.(a)(iii)a) and subparagraph 17.(a)(iii)b) shall be computed by allowing interest at the Default Rate. The "worth at the time of award" of the amount referred to in subparagraph 17.(a)(iii)c) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

                         e) Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

                    (iv) BNPLC shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in force even after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Accordingly, even if Extreme has breached this Improvements Lease and abandoned the Property, this Improvements Lease shall continue in effect for so long as BNPLC does not terminate Extreme's right to possession, and BNPLC may enforce all of BNPLC's rights and remedies under this Improvements Lease, including the right to recover the Rent as it becomes due under this Improvements Lease. Extreme's right to possession shall not be deemed to have been terminated by BNPLC except pursuant to subparagraph 17.(a)(i) hereof. The following shall not constitute a termination of Extreme's right to possession:

                         a) Acts of maintenance or preservation or efforts to relet the Property;

                         b) The appointment of a receiver upon the initiative of BNPLC to protect BNPLC's interest under this Improvements Lease; or

                         c) Reasonable withholding of consent to an assignment or subletting, or terminating a subletting or assignment by Extreme.

               (b)  Notice Required So Long As the Purchase Option and Extreme's
                    ------------------------------------------------------------
Initial Remarketing Rights and Obligations Continue Under the Purchase
----------------------------------------------------------------------
Agreement. So long as Extreme remains in possession of the Property and there
---------
has been no termination of the Purchase Option and Extreme's Initial Remarketing Rights and Obligations as provided Paragraph 4 of the Purchase Agreement,
                                   -----------
BNPLC's right to exercise remedies provided in subparagraph 17.(a) will be subject to the condition precedent that BNPLC shall have notified Extreme, at a time when an Event of Default shall have occurred and be continuing, of BNPLC's intent to exercise remedies provided in subparagraph 17.(a) at least sixty days prior to exercising the remedies. The condition precedent is intended to provide Extreme with an opportunity to exercise the Purchase Option or Extreme's Initial Remarketing Rights and Obligations before losing possession of the Property pursuant to subparagraph 17.(a). The condition precedent is not, however, intended to extend any period for curing an Event of Default. Accordingly, if an Event of Default has occurred, and regardless of whether any Event of Default is then continuing, BNPLC may proceed immediately to exercise remedies provided in subparagraph 17.(a) at any time after the earlier of (i) sixty days after BNPLC has given such a notice to Extreme, (ii) any date upon which Extreme relinquishes possession of the Property, or (iii) any termination of the Purchase Option and Extreme's Initial Remarketing Rights and Obligations.


[Improvements]

          (c)  Enforceability. This Paragraph 17 shall be enforceable to the
               --------------
maximum extent not prohibited by Applicable Law, and the unenforceability of any provision in this Paragraph shall not render any other provision unenforceable.

          (d)  Remedies Cumulative. No right or remedy herein conferred upon or
               -------------------
reserved to BNPLC is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and in addition to any other right or remedy given to BNPLC hereunder or now or hereafter existing in favor of BNPLC under Applicable Law or in equity. In addition to other remedies provided in this Improvements Lease, BNPLC shall be entitled, to the extent permitted by Applicable Law or in equity, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the covenants, agreements, conditions or provisions of this Improvements Lease, or to a decree compelling performance of any of the other covenants, agreements, conditions or provisions of this Improvements Lease to be performed by Extreme, or to any other remedy allowed to BNPLC at law or in equity. Nothing contained in this Improvements Lease shall limit or prejudice the right of BNPLC to prove for and obtain in proceedings for bankruptcy or insolvency of Extreme by reason of the termination of this Improvements Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above. Without limiting the generality of the foregoing, nothing contained herein shall modify, limit or impair any of the rights and remedies of BNPLC under the Purchase Documents, and BNPLC shall not be required to give the sixty day notice described in subparagraph 17.(b) as a condition precedent to any acceleration of the Designated Sale Date or to taking any action to enforce the Purchase Documents.

     18. Default by BNPLC. If BNPLC should default in the performance of any of its obligations under this Improvements Lease, BNPLC shall have the time reasonably required, but in no event less than thirty days, to cure such default after receipt of notice from Extreme specifying such default and specifying what action Extreme believes is necessary to cure the default. If Extreme prevails in any litigation brought against BNPLC because of BNPLC's failure to cure a default within the time required by the preceding sentence, then Extreme shall be entitled to an award against BNPLC for the monetary damages proximately caused to Extreme by such default.

     Notwithstanding the foregoing, BNPLC's right to cure as provided in this Paragraph 18 will not in any event extend the time within which BNPLC must remove Liens Removable by BNPLC as required by Paragraph 19 beyond the Designated Sale Date.

     19. Quiet Enjoyment. Provided Extreme pays the Base Rent and all Additional Rent payable hereunder as and when due and payable and keeps and fulfills all of the terms, covenants, agreements and conditions to be performed by Extreme hereunder, BNPLC shall not during the Term disturb Extreme's peaceable and quiet enjoyment of the Property; however, such enjoyment shall be subject to the terms, provisions, covenants, agreements and conditions of this Improvements Lease, to Permitted Encumbrances, to Development Documents and to any other claims not constituting Liens Removable by BNPLC. If any Lien Removable by BNPLC is claimed against the Property, BNPLC will remove the Lien Removable by BNPLC promptly. Any breach by BNPLC of this Paragraph shall render BNPLC liable to Extreme for any monetary damages proximately caused thereby, but as more specifically provided in subparagraph 4.(b) above, no such breach shall entitle Extreme to terminate this Improvements Lease or excuse Extreme from its obligation to pay Rent.

     20. Surrender Upon Termination. Unless Extreme or an Applicable Purchaser purchases or has purchased BNPLC's entire interest in the Property pursuant to the terms of the Purchase Agreement and BNPLC's entire interest in the Improvements and other "Property" under (and as defined in) the Other Purchase Agreement,


[Improvements]

Extreme shall, upon the termination of Extreme's right to occupancy, surrender to BNPLC the Property, including Improvements constructed by Extreme and fixtures and furnishings included in the Property, free of all Hazardous Substances (including Permitted Hazardous Substances) and tenancies and with all Improvements in substantially the same condition as of the date the same were initially completed, excepting only (i) ordinary wear and tear that occurs between the maintenance, repairs and replacements required by other provisions of this Improvements Lease or the Other Lease Agreement, and (ii) demolition, alterations and additions which are expressly permitted by the terms of this Improvements Lease or the Other Lease Agreement and which have been completed by Extreme in a good and workmanlike manner in accordance with all Applicable Laws. Any movable furniture or movable personal property belonging to Extreme or any party claiming under Extreme, if not removed at the time of such termination and if BNPLC shall so elect, shall be deemed abandoned and become the property of BNPLC without any payment or offset therefor. If BNPLC shall not so elect, BNPLC may remove such property from the Property and store it at Extreme's risk and expense.

     Nothing in this Paragraph 20 will be construed to require Extreme to surrender the Property to BNPLC during the continuation of any breach by BNPLC of any obligation it has under the Purchase Agreement to convey the Property to Extreme or an Applicable Purchaser.

     21. Holding Over by Extreme. Should Extreme not purchase BNPLC's right, title and interest in the Property as provided in the Purchase Agreement, but nonetheless continue to hold the Property after the termination of this Improvements Lease without BNPLC's consent, whether such termination occurs by lapse of time or otherwise, such holding over shall constitute and be construed as a tenancy from day to day only, at a daily Base Rent equal to: (i) Stipulated Loss Value on the day in question, times (ii) the Default Rate for such day; divided by (iii) three hundred and sixty; subject, however, to all of the terms, provisions, covenants and agreements on the part of Extreme hereunder. No payments of money by Extreme to BNPLC after the termination of this Improvements Lease shall reinstate, continue or extend the Term of this Improvements Lease and no extension of this Improvements Lease after the termination thereof shall be valid unless and until the same shall be reduced to writing and signed by both BNPLC and Extreme.

     22. Independent Obligations Evidenced by the Other Operative Documents. Extreme acknowledges and agrees that nothing contained in this Improvements Lease shall limit, modify or otherwise affect any of Extreme's obligations under the other Operative Documents, which obligations are intended to be separate, independent and in addition to, and not in lieu of, the obligations set forth herein. In the event of any inconsistency between the express terms and provisions of the Purchase Documents and the express terms and provisions of this Improvements Lease, the express terms and provisions of the Purchase Documents shall control. In the event of any inconsistency between the express terms and provisions of the Closing Certificate and the express terms and provisions of this Improvements Lease, the express terms and provisions of this Improvements Lease shall control; provided, nothing herein will limit or impair Extreme's obligations under the Closing Certificate following any expiration of termination of this Improvements Lease.


                         [The signature pages follow.]



[Improvements]

     IN WITNESS WHEREOF, Extreme and BNPLC have caused this Lease Agreement (Improvements) to be executed as of June 1, 2000.


                                        "Extreme"

                                        EXTREME NETWORKS, INC.


                                        By: _________________________________
                                            Name:____________________________
                                            Title:___________________________

[Continuation of signature pages to Lease Agreement (Improvements) dated to be effective June 1, 2000]



                                        "BNPLC"

                                        BNP LEASING CORPORATION


                                        By: _________________________________
                                            Lloyd G. Cox, Vice President

                                   Exhibit A
                                   ---------

                               Legal Description

All that certain real property situated in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Being a portion of that certain 24.740 acre parcel as shown on that certain Record of Survey filed in Book 447 of Maps, at Page 33, Santa Clara County Records, described as follows:

Beginning at the Northwest corner of said 24.740 acre parcel; thence from said point of beginning along the Northerly line of said 24.470 acre parcel N. 89 degrees 25 minutes 00 seconds E. 995.17 feet; thence leaving said Northerly lines S. 0 degrees 10 minutes 00 seconds W. 705.02 feet to a point in the Southerly line of said 24.740 acre parcel; thence along said Southerly line the following courses: S. 89 degrees 25 minutes 00 seconds W. 181.82 feet; S. 2.00 feet and S. 89 degrees 25 minutes 00 seconds W. 760.70 feet; thence leaving said Southerly line along a tangent curve to the right, with a radius of 50.00 feet, through a central angle of 90 degrees 34 minutes 33 seconds for an arc length of
79.4 feet to a point in the Westerly line of said 24.470 acre parcel; thence along said Westerly line N. 0 degrees 00 minutes 27 seconds W. 656.49 feet to the point of beginning.

                                   Exhibit B
                                   ---------

                            Insurance Requirements


I.   LIABILITY INSURANCE:

     A. Extreme must maintain commercial general liability ("CGL") insurance on an occurrence basis, affording immediate protection to the limit of not less than $20,000,000 combined single limit for bodily and personal injury, death and property damage in respect of any one occurrence. The CGL insurance must be primary to, and shall receive no contribution from, any insurance policies or self-insurance programs otherwise afforded to or available to the Interested Parties, collectively or individually. Further, the CGL insurance must include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in this Improvements Lease (though such coverage or the amount thereof shall in no way limit such indemnifications).

     B. Any deductible or self-insured retention applicable to the CGL insurance shall not exceed $500,000.

     C. The forms of insurance policies (including endorsements) used to provide the CGL insurance required by this Improvements Lease, and the insurance company or companies providing the CGL insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing the insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until Extreme is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

          (1)  Forms: CGL Insurance must be provided on Insurance Services
               -----
               Office ("ISO") forms CG 0001 1093 or CG 0001 0196 or equivalent substitute forms providing the same or greater coverage.

          (2)  Rating Requirements: Insurance must be provided through insurance
               -------------------
               or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having a policyholder's rating of A or better and a reported financial information rating of X or better.

          (3)  Required Endorsements: CGL Insurance must be endorsed to provide
               ---------------------
               or include:

               (a) ISO additional insured form CG 2026 1185 or equivalent substitute form, without modification (and under the commercial umbrella, if any), designating as additional insureds "BNPLC and other Interested Parties, as defined in the Common Definitions and Provisions Agreement (Improvements) between Extreme Networks, Inc. and BNP Leasing Corporation dated June 1, 2000)"; and

               (b) provisions entitling BNPLC to 30 days' notice from the insurer prior to any cancellation to the CGL coverage.

          (4)  Other Insurance: Each policy to contain standard CGL "other
               ---------------
               insurance" wording, unmodified in any way that would make it excess over or contributory with the additional insured's own commercial general liability coverage.


[Improvements]

II.  PROPERTY INSURANCE:

     A. Extreme must maintain property insurance in "special form" (including theft) or against "all risks," providing the broadest available coverage for all Improvements (as defined in the Common Provisions and Definitions Agreement) and equipment included in the Property, on a blanket basis if multiple buildings are involved, with no exclusions for vandalism, malicious mischief, or sprinkler leakage and all coverage perils normally included within the definitions of extended coverage, vandalism, malicious mischief and, if the Property is in a flood zone, flood. In addition, boiler and machinery coverage must be maintained at all times by endorsement to the property insurance policy or by separate policy.

     B. The property insurance required hereby must provide coverage in the amount no less than replacement value (exclusive of land, foundation, footings, excavations and grading) with endorsements for contingent liability from operation of building laws, increased cost of construction and demolition costs which may be necessary to comply with building laws. Subject to the approval of BNPLC, Extreme will be responsible for determining the amount of property insurance to be maintained from time to time, but Extreme must maintain such coverage on an agreed value basis to eliminate the effects of coinsurance.

     C. Any deductible or self-insured retention applicable to the property insurance shall not exceed $500,000.

     D. The property insurance shall cover not only the value of Extreme's interest in the Improvements, but also the interest of BNPLC, with BNPLC shown as an insured as its interests may appear.

     E. The forms of insurance policies (including endorsements) used to provide the property insurance required by this Improvements Lease, and the insurance company or companies providing the property insurance, must be acceptable to BNPLC. BNPLC shall have the right from time to time and at any time to review and approve such policy forms (including endorsements) and the insurance company or companies providing such insurance. Without limiting the generality of the foregoing, BNPLC may reasonably require (and unless and until Extreme is otherwise notified by BNPLC, BNPLC does require) that such insurance be provided under forms and by companies consistent with the following:

          (1)  Rating Requirements: Insurance to be provided through insurance
               -------------------
          or reinsurance companies rated by the A.M. Best Company of Oldwick, New Jersey as having (a) a policyholder's rating of A or better, (b) a reported financial information rating of no less than X, and (c) in the case of each insurance or reinsurance company, a reported financial information rating which indicates an adjusted policyholders' surplus equal to or greater than the underwriting exposure that such company has under the insurance or reinsurance it is providing for the Property.

          (2)  Required Endorsements: Extreme's property insurance must be
               ---------------------
endorsed to provide or include:

               (a) a waiver of subrogation in favor of "BNPLC and other Interested Parties, as defined in the Common Definitions and Provisions Agreement (Improvements) between Extreme Networks, Inc. and BNP Leasing Corporation dated June 1,
                    2000)";

               (b) that Extreme's insurance is primary, with any policies of BNPLC or other Interested Parties being excess, secondary and noncontributing;

               (c) that the protection afforded to BNPLC by such insurance shall not be reduced or impaired by acts or omissions of Extreme or any other beneficiary or insured; and

                              Exhibit B - Page 2

[Improvements]

               (d) that BNPLC must be notified at least thirty days prior to any cancellation of insurance coverage.


III. OTHER INSURANCE RELATED REQUIREMENTS:

     A. BNPLC must be notified in writing immediately by Extreme of claims against Extreme that might cause a reduction below seventy-five percent (75%) of any aggregate limit of any policy.

     B. Extreme's property insurance must be evidenced by ACORD form 27 "Evidence of Property Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit. Copies of endorsements to the property insurance must be attached to such form.

     C. Extreme's CGL insurance must be evidenced by ACORD form 25 "Certificate of Insurance" completed and interlineated in a manner satisfactory to BNPLC to show compliance with the requirements of this Exhibit. Copies of endorsements to the CGL insurance must be attached to such form.

     D. Such evidence of required insurance must be delivered upon execution of this Improvements Lease and new certificate or evidence of insurance must be delivered no later than 10 days prior to expiration of existing policy.

     E. Extreme shall not cancel, fail to renew, or make or permit any material reduction in any of the policies or certificates described in this Exhibit without the prior written consent of BNPLC. The certificates (ACORD forms 27 and 25) described in this Exhibit must contain the following express provision:

     "This is to certify that the policies of insurance described herein have been issued to the insured Extreme Networks, Inc. for whom this certificate is executed and are in force at this time. In the event of cancellation of coverage affecting the certificate holder, at least thirty days prior notice shall be given to the certificate holder."

     F. The limits of liability under the liability insurance required by this Improvements Lease may be provided by a single policy of insurance or by a combination of primary and umbrella policies, but in no event shall the total limits of liability available for any one occurrence or accident be less than those required by this Exhibit.

     G. Extreme shall provide copies, certified as complete and correct by an authorized agent of the applicable insurer, of all insurance policies required by this Exhibit within ten days after receipt of a request for such copies from BNPLC.

                              Exhibit B - Page 3

[Improvements]

                                   Exhibit C
                                   ---------

                        Notice of LIBOR Period Election


BNP Leasing Corporation
12201 Merit Drive
Suite 860
Dallas, Texas 75251
Attention: Lloyd G. Cox

     Re: Lease Agreement (Improvements) and Lease Agreement (Land), both dated as of June 1, 2000, and both between Extreme Networks, Inc., as tenant, and BNP Leasing Corporation, as landlord

Gentlemen:

     Capitalized terms used in this letter are intended to have the meanings assigned to them in the two Lease Agreements referenced above. This letter constitutes notice to you that the LIBOR Period Election under both of the Lease Agreements shall be:

                                        ________________ month(s),

beginning with the first Base Rent Period that commences on or after:

                                        ______________, ____.


NOTE: YOU SHALL BE ENTITLED TO DISREGARD THIS NOTICE IF THE NUMBER OF MONTHS
----
SPECIFIED ABOVE IS NOT A PERMITTED NUMBER UNDER THE DEFINITION OF "LIBOR PERIOD ELECTION" IN THE COMMON DEFINITIONS AND PROVISIONS AGREEMENTS REFERENCED IN THE LEASE AGREEMENTS, OR IF THE DATE SPECIFIED ABOVE CONCERNING THE COMMENCEMENT OF THE LIBOR PERIOD ELECTION IS LESS THAN TEN BUSINESS DAYS AFTER YOUR RECEIPT OF THIS NOTICE. HOWEVER, WE ASK THAT YOU NOTIFY US IMMEDIATELY IF FOR ANY REASON YOU BELIEVE THIS NOTICE IS DEFECTIVE.

     Executed this _____ day of ______________, 20___.


                                        Extreme Networks, Inc.

                                        Name:_________________________________
                                        Title:________________________________

[cc all Participants]







     [Improvements]

                                  Schedule 1
                                  ----------

                              FINANCIAL COVENANTS

[DRAFTING NOTE: TK WILL MANUALLY SUBSTITUTE THE FINAL SCHEDULE 1 (A SEPARATE
 --------------
 WORD PROCESSING FILE) FOR THIS PAGE IN THE EXECUTION COPIES OF THIS DOCUMENT.]







     [Improvements]